The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-187817

Subject to completion, dated May 7, 2013

Preliminary prospectus supplement

(To prospectus dated April 19, 2013)

7,000,000 Shares

Tornier N.V.

Ordinary Shares

We are offering 4,500,000 ordinary shares and the selling shareholders named in this prospectus supplement are offering 2,500,000 ordinary shares. We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders.

Our ordinary shares trade on the NASDAQ Global Select Market under the symbol “TRNX.” On May 6, 2013, the closing price of our ordinary shares on the NASDAQ Global Select Market was $17.80 per share.

	Per Ordinary Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds to us, before expenses, to us	$	$
Proceeds to the selling shareholders, before expenses	$	$

(1)	See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

We and the selling shareholders have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 1,050,000 additional ordinary shares at the public offering price less the underwriting discounts.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares on or about May    , 2013.

Joint book-running managers

J.P. Morgan	BofA Merrill Lynch

May    , 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 19, 2013, which gives more information about us and the types of securities that we may issue, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document will control. The information in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may file and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the other dates specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, or can provide any assurance as to the reliability of any other information that others may give you.

Neither we, the selling shareholders nor any underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may file together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision. You should not assume that the information contained in or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read that registration statement, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety, including all amendments, exhibits, schedules and amendments thereto.

As used in this prospectus supplement, “Tornier,” the “Company,” “we,” “us,” “our” and similar references refer to Tornier N.V. and its subsidiaries; the term “ordinary shares” refers to our ordinary shares, par value €0.03 per share; and the term “selling shareholders” refers to the shareholders named in this prospectus supplement under “Selling Shareholders” who may sell ordinary shares under this prospectus supplement.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation:

•	our ability to integrate the operations of OrthoHelix Surgical Designs, Inc., or OrthoHelix;

•	our ability to commercialize our existing products;

•	our ability and plans to develop and commercialize new products and the expected features and functionalities and possible benefits of these products;

•	our expectations with respect to submissions to, and approvals by, regulatory bodies such as the United States Food and Drug Administration, or FDA;

•	our expectations with respect to our clinical trials, including enrollment in or completion of our clinical trials; and

•	our estimates regarding our capital requirements and financial performance, including earnings fluctuations and cash availability.

Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission, or SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our periodic reports filed with the SEC and under the heading “Risk Factors” in this prospectus supplement and those risks and uncertainties described in the documents incorporated by reference herein or therein or in any free writing prospectus that we may file.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in the ordinary shares offered hereby. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the risks of investing in our ordinary shares discussed under “Risk Factors,” the consolidated financial statements and notes and other information included elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision.

Tornier N.V.

We are a global medical device company focused on surgeons that treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. We refer to these surgeons as extremity specialists. We sell to this extremity specialist customer base a broad line of joint replacement, trauma, sports medicine and biologic products to treat extremity joints. Our motto of “specialists serving specialists” encompasses this focus. In certain international markets, we also offer joint replacement products for the hip and knee. We currently sell approximately 100 product lines in approximately 40 countries.

We believe we are differentiated by our full portfolio of upper and lower extremity products, our extremity-focused sales organization and our strategic focus on extremities. We believe our addressable worldwide extremities market opportunity is $6.5 billion, consisting of $2.7 billion for upper extremities, $1.7 billion for lower extremities and $2.1 billion for sports medicine and biologics. We believe upper extremities, lower extremities and sports medicine and biologics markets will grow to approximately $4.0 billion, $2.5 billion and $3.0 billion, respectively, in 2017. We believe that this market will grow in future years driven by an increase in the number of potential patients, increasing knowledge of available healthcare options and involvement in healthcare choices and an aging workforce. We further believe that we are well-positioned to benefit from the opportunities in the extremity products marketplace primarily in the shoulder and ankle joint replacement markets with our #2 market position worldwide for sales of shoulder joint replacement products and our #1 market position in the United States in foot and ankle joint replacement systems in 2012 as measured by revenue, and also in the foot and ankle trauma market with our recent acquisition of OrthoHelix Surgical Designs, Inc., or OrthoHelix. In addition, we believe we have a top 5 market position worldwide for sales of hand, wrist and elbow products as measured by revenue.

We anticipate launching the Ascend Flex in the third quarter of 2013, which will provide us with a pressed-fit reversed shoulder product. In addition, our acquisition of OrthoHelix has provided us with bone fixation products. Both the Ascend Flex and OrthoHelix’s bone fixation products were gaps in our previous product portfolio. We believe we have products that address substantially all of the foot and ankle procedures market and once we launch the Ascend Flex, we believe we will have products that address the entire shoulder anthroplasty market. In addition, we have expanded our technology base and product offering to include: new joint replacement products based on new materials; improved trauma products based on innovative designs; and proprietary biologic materials for soft tissue repair. In the United States, which is the largest orthopaedic market, we believe that our “specialists serving specialists” market approach is strategically aligned with what we believe is an ongoing trend in orthopaedics for surgeons to specialize in certain parts of the anatomy or certain types of procedures.

Our principal products are organized in four major categories: upper extremity joints and trauma, lower extremity joints and trauma, sports medicine and biologics, and large joints and other. Our upper extremity joints and trauma products include joint replacement and bone fixation devices for the shoulder, hand, wrist and elbow. Our lower extremity joints and trauma products, which include our OrthoHelix portfolio, include joint replacement and bone fixation devices for the foot and ankle. Our sports medicine and biologics product category includes products used across several anatomic sites to mechanically repair tissue-to-tissue or tissue-to-bone injuries, in the case of sports medicine, or to support or induce remodeling and regeneration of tendons and ligaments, in the case of biologics. Our large joints and other products include hip and knee joint replacement implants and ancillary products.

While we market our products to extremity specialists, our revenue is generated from sales to healthcare institutions and distributors. In the United States, we market and sell products from the following categories: upper extremity joints and trauma, lower extremity joints and trauma, and sports medicine and biologics products. We do not actively market hip or knee replacement joints in the United States, although we have U.S. Food and Drug Administration, or FDA, clearance for selected large joint products. We currently sell our products through our legacy Tornier and OrthoHelix sales channels, which both primarily consist of a network of independent commission-based sales agencies, along with direct sales representation in certain territories. As we integrate OrthoHelix, we have started to integrate and organize our sales channels to focus on upper extremities and lower extremities to allow us to increase the product proficiency of our sales representatives and increase our selling opportunities by improving our overall procedure coverage, leveraging our entire product portfolio, and accessing new specialists and accounts. In addition, during 2012, we terminated our sales relationships with certain independent sales agencies in the United States that were not performing to our expectations. These actions have resulted in some disruption in our United States sales channel and adversely affected our revenues during 2012 and the first quarter of 2013. During the remainder of 2013, we may terminate our sales relationships with additional independent sales agencies and some of our distributors that are either not performing to our expectations or in furtherance of our strategy to align our independent sales agencies and distributors between upper and lower extremities. It is possible that such actions will result in further disruption in our U.S. sales channel and adversely affect our revenues and other operating results during the remainder of 2013. For example, we currently are in negotiations with several of our sales agencies in the United States, whose agency agreements have recently expired or will expire in the near future, including our largest revenue producing independent sales agency, regarding entering into a new agency agreement or a transition to direct sales representation in all, or a part of, the territories or product segments covered by these agencies. We may not be successful in reaching an amicable transition with respect to one or more of these agencies, which could adversely affect our operations and future sales in the territories and our operating results. It is also possible that we may become subject to litigation and incur future charges and cash expenditures in connection with such independent sales agency and distributor changes and transitions, which charges and cash expenditures would adversely affect our operating results. Nonetheless, we believe that this strategy will be a significant competitive advantage longer term.

Internationally, we sell our full product portfolio, including upper and lower extremities, sports medicine and biologics and large joints, in select international markets. As we receive the required regulatory approvals, we will begin to selectively introduce the OrthoHelix product portfolio into these international markets. We have obtained CE mark registration for the first group of OrthoHelix products and anticipate a launch of these products into Germany and France in the third quarter of 2013. We currently utilize several distribution approaches depending on individual market requirements and, as a result, our international distribution system consists of 13 direct sales offices and approximately 30 distributors that sell our products in approximately 40 countries. As part of our strategy to grow internationally, we expanded our sales efforts into Mexico, Israel, Argentina and Singapore in 2012 and are planning on expanding into Taiwan, Vietnam and Czech Republic in 2013. We also have selectively converted from distributor representation to direct sales representation in certain countries, including the United Kingdom, Denmark, Belgium, Luxembourg, Japan and Canada, and we have selectively converted from direct sales representation to distributor representation in certain countries, including Spain, during the past few years. It is possible that these and other such actions that we may undertake could create disruption in the respective market and sales channel and could adversely affect our revenues and other operating results.

In 2012, we generated revenue of $277.5 million, of which 56% was in the United States and 44% was international. In the three months ended March 31, 2013, we generated revenue of $82.7 million, of which 58% was in the United States and 42% was international.

Risk Factors

Investing in our company entails a high degree of risk, as more fully described in the “Risk Factors” section of this prospectus supplement. You should carefully consider such risks before deciding to invest in our ordinary shares. Our principal risks include:

•	our history of operating losses and negative cash flow;

•

our acquisition of OrthoHelix in October 2012 and risks related thereto, including our inability to integrate successfully our commercial organizations, including in particular our distribution and sales representative arrangements, and our failure to realize the anticipated benefits and synergies to our business and operating results;

•

our reliance on our independent sales agencies and distributors to sell our products and the effect on our business and operating results of agency and distributor changes or transitions to direct selling models in certain geographies, including most recently in Canada, Belgium and Luxembourg and in the United States, and possible ramifications of such changes and transitions on our business and operating results;

•	our inability to successfully develop and market new products and technologies and implement our business strategy;

•	our reliance on our independent sales agencies and their representatives to market and sell our products;

•	our inability to compete successfully against our existing or future competitors;

•	the fact that we derive a significant portion of our revenue from operations in international markets that are subject to political, economic and social instability;

•

our failure to maintain regulatory approvals and clearances, or our inability to obtain, or our experiencing significant delays in obtaining, FDA clearances or approvals for our future products or product enhancements; and

•	the fact that your rights as a holder of ordinary shares will be governed by Dutch law and will differ from the rights of shareholders under U.S. law.

Corporate Information

Our principal executive offices are located at Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands. Our telephone number at this address is (+ 31) 20 577 1177. Our agent for service of process in the United States is CT Corporation, 1209 Orange St., Wilmington, DE 19801. Our website address is www.tornier.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Currency

Unless indicated otherwise in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, all references to “$”, “U.S.$” or “dollars” refer to United States dollars, the lawful currency of the United States of America. References to “€” or “Euros” means Euros, the single currency of Participating Member States of the European Union.

Trademarks

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain references to our trademarks Aequalis®, Affiniti®, Ascend®, Simpliciti™, Salto®, Salto Talaris® and Tornier® among others. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners.

THE OFFERING

Issuer	Tornier N.V.

Ordinary shares offered by Tornier	4,500,000 ordinary shares

Ordinary shares offered by the selling shareholders	2,500,000 ordinary shares

Option to purchase additional shares	We and the selling shareholders have granted the underwriters a 30-day option to purchase up to an aggregate of 1,050,000 additional ordinary shares at the public offering price less the underwriting discounts. Should this option be exercised, we will provide up to 675,000 ordinary shares to be sold pursuant to this option and certain of the selling shareholders will provide up to 375,000 ordinary shares to be sold pursuant to this option.

Ordinary shares to be outstanding immediately after this offering	46,422,482 ordinary shares (47,097,482 ordinary shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We expect to use the net proceeds from this offering for working capital, repayment and refinancing of debt and general corporate purposes, including clinical and product development, capital expenditures and the acquisition of technologies, products or businesses. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders in this offering. See “Use of Proceeds.”

Dividend policy	We have never declared or paid any cash dividends on our ordinary shares, and we currently do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our products and business. Accordingly, our shareholders will not realize a return on their investment unless the trading price of our ordinary shares appreciates.

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.

NASDAQ Global Select Market symbol for our ordinary shares	TRNX

Conflicts of interest

Because affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our credit facility and will receive more than 5% of the net proceeds of this offering due to the repayment of a portion of the loans under our credit facility by us, each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry

Regulatory Authority, Inc. (Rule 5121). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our ordinary shares. See “Use of Proceeds” on page S-47 and “Underwriting (Conflicts of Interest)” on page S-64.

The number of ordinary shares to be outstanding immediately after this offering is based on 41,922,482 ordinary shares outstanding as of March 31, 2013, and assumes no exercise of outstanding stock options or vesting of restricted stock units after that date. Unless we indicate otherwise, all information in this prospectus supplement excludes:

•

3,744,919 ordinary shares issuable upon the exercise of stock options granted to our employees, consultants and directors of which 2,585,801 were exercisable at a weighted average exercise price of $17.48 per ordinary share as of March 31, 2013;

•	437,985 ordinary shares issuable upon vesting of restricted stock units granted to our employees, consultants and directors of which none were vested as of March 31, 2013;

•	2,449,284 ordinary shares available for future grants of options, restricted stock units or other incentive awards under the Tornier N.V. 2010 Incentive Plan as of March 31, 2013; and

•	319,109 ordinary shares available for future sale under the Tornier N.V. 2010 Employee Stock Purchase Plan as of March 31, 2013.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical consolidated financial data, as of the dates and for the periods indicated. The summary historical consolidated statement of operations data and other financial data for the years ended December 30, 2012, January 1, 2012 and January 2, 2011 and the summary historical consolidated balance sheet data as of December 30, 2012 and January 1, 2012 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated balance sheet data as of January 2, 2011 has been derived from our audited consolidated financial statements not included in this prospectus supplement. The consolidated financial statements referred to in the previous two sentences were audited by Ernst & Young LLP, an independent registered public accounting firm, and were prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP.

The summary historical consolidated statement of operations data and other financial data for the three months ended March 31, 2013 and April 1, 2012, and the summary historical consolidated balance sheet data as of March 31, 2013, have been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement. The March 31, 2013 and April 1, 2012 unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of any interim period are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year, and the historical results set forth below do not necessarily indicate results expected for any future period.

Our fiscal quarters are generally determined on a 13-week basis and always end on a Sunday. As a result, our fiscal year is generally 364 days. Our year-end periods end on the Sunday nearest to December 31. Every few years, it is necessary to add an extra week to a quarter to make it a 14-week period in order to have our year end fall on the Sunday nearest to December 31. For example, the year ended January 2, 2011 includes an extra week of operations relative to the years ended December 30, 2012 and January 1, 2012. The extra week was added in the first quarter of the year ended January 2, 2011, making the first quarter 14 weeks in length, as opposed to 13 weeks in length.

You should read the summary financial and other data set forth below in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our

audited consolidated financial statements along with the related notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus from our annual report on Form 10-K for the fiscal year ended December 30, 2012.

	Year ended			Three months ended
	December 30, 2012	January 1, 2012	January 2, 2011	March 31, 2013	April 1 2012
Consolidated Statement of Operations Data:
Revenue	$277,520	$261,191	$227,378	$82,685	74,458
Cost of goods sold	81,918	74,882	63,437	23,624	21,116

Gross profit	195,602	186,309	163,941	59,061	53,342
Selling, general and administrative	170,447	161,448	149,175	52,136	43,838
Research and development	22,524	19,839	17,896	6,182	5,623
Amortization of intangible assets	11,721	11,282	11,492	3,837	2,647
Special charges	19,244	892	306	1,519	—

Operating loss	(28,334)	(7,152)	(14,928)	(4,613)	1,234
Interest income	338	550	223	39	113
Interest expense	(3,373)	(4,326)	(21,805)	(2,218)	(487)
Foreign currency transaction gain (loss)	(473)	193	(8,163)	(81)	25
Loss on extinguishment of debt	(593)	(29,475)	—	—	—
Other non-operating income (expense)	116	1,330	43	17	1

Loss before income taxes	(32,679)	(38,880)	(44,630)	(6,856)	886
Income tax benefit (expense)	10,935	8,424	5,121	(42)	(1,062)

Consolidated net loss	(21,744)	(30,456)	(39,509)	(6,898)	(176)
Net loss attributable to noncontrolling interest	—	—	(695)	—	—

Net loss attributable to Tornier	(21,744)	(30,456)	(38,814)	(6,898)	(176)
Accretion of noncontrolling interest	—	—	(679)	—	—

Net loss attributable to ordinary shareholders	$(21,744)	$(30,456)	$(39,493)	$(6,898)	(176)

Weighted-average ordinary shares outstanding:
basic and diluted	40,064	38,227	27,770	41,754	39,327
Net loss per share: basic and diluted	$(0.54)	$(0.80)	$(1.42)	$(0.17)	(0.00)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$31,108	$54,706	$24,838	$35,845	69,067
Other current assets	166,210	144,166	148,376	166,091	151,681
Total assets	654,227	511,700	491,178	651,249	537,287
Total liabilities	218,148	110,240	220,939	223,970	123,646
Total shareholders’ equity	436,079	401,460	270,239	427,279	413,641
Other Financial Data:
Net cash provided by operating activities	$14,431	$23,166	$2,889	$16,418	8,839
Net cash used in investing activities	(125,795)	(29,475)	(22,853)	(10,740)	(5,428)
Net cash provided by financing activities	86,666	39,110	7,427	211	9,412
Depreciation and amortization	30,232	28,107	27,038	8,831	6,987
Capital expenditures	23,290	(26,333)	(20,525)	(7,708)	(5,078)
Effect of exchange rate changes on cash and cash equivalents	1,100	(2,933)	(594)	(1,152)	1,538
EBITDA(1)	948	(6,787)	3,990	4,154	8,247
Adjusted EBITDA(1)	32,926	28,604	18,640	9,125	10,165

The following table reconciles net loss to EBITDA and Adjusted EBITDA on a historical basis:

	Year ended			Three months ended
	December 30, 2012	January 1, 2012	January 2, 2011	March 31, 2013	April 1 2012
	(dollars in thousands, except per unit and per share amounts)
Net loss	$(21,744)	$(30,456)	$(39,509)	(6,898)	$(176)
Interest income	(338)	(550)	(223)	(39)	(113)
Interest expense	3,733	4,326	21,805	2,218	487
Income tax (benefit) expense	(10,935)	(8,424)	(5,121)	42	1,062
Depreciation	18,511	17,035	15,546	4,994	4,340
Amortization	11,721	11,282	11,492	3,837	2,647
EBITDA	948	(6,787)	3,990	4,154	8,247
Other non-operating income (expense)	(116)	(1,330)	(43)	(17)	(1)
Foreign currency transaction (gain) loss	473	(193)	8,163	81	(25)
Share-based compensation	6,830	6,547	5,630	1,633	1,944
Loss on extinguishment of debt	593	29,475	—	—	—
Inventory step up from acquisition	1,993	—	—	1,755	—
Inventory product rationalization due to acquisition	2,961	—	—	—	—
Special charges	19,244	892	306	1,519	—
Operating expenses from consolidated VIE	—	—	594	—	—
Adjusted EBITDA(1)	32,926	28,604	18,640	9,125	10,165

(1)	EBITDA, for the periods presented, represents net loss before interest income, interest expense, income tax benefit, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, non-operating income (expense), foreign currency transaction gains and losses, share-based compensation, loss on extinguishment of debt, special charges, which include operating expenses directly related to business combinations and related integration activities, restructuring initiatives, management exit costs and certain other items that are typically infrequent in nature and that affect the comparability and trend of operating results, expenses incurred on acquired inventory step up, expenses related to inventory product rationalization due to acquisition, and operating expenses from a consolidated variable interest entity. We believe that EBITDA and Adjusted EBITDA provide additional information for measuring our performance and are measures frequently used by securities analysts and investors; and therefore, management uses these metrics to evaluate our business. EBITDA and Adjusted EBITDA do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA nor Adjusted EBITDA is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA and Adjusted EBITDA may differ from that of other companies.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the price of our ordinary shares to decline, perhaps significantly.

Risks Relating to Our Ordinary Shares and this Offering

The trading volume and prices of our ordinary shares have been and may continue to be volatile, which could result in substantial losses to our shareholders.

The trading volume and prices of our ordinary shares have been and may continue to be volatile and could fluctuate widely due to factors beyond our control. Since our initial public offering in February 2011, the sale price of our ordinary shares has ranged from $14.53 per share to $29.93 per share, as reported by the NASDAQ Global Select Market. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Europe that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenue, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures;

•	announcements of new services and expansions by us or our competitors;

•	announcements of divestitures or discontinuance of services, products or assets;

•	changes in financial estimates by securities analysts;

•	additions or departures of key personnel;

•	sales of our equity securities by our significant shareholders or management or sales of additional equity securities by our company;

•	potential litigation or regulatory investigations; and

•	fluctuations in market prices for our products.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares trade. In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our operating results and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and operating results.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares is influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares likely would decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

You will experience immediate and substantial dilution.

The public offering price is substantially higher than the as adjusted net tangible book value of each outstanding ordinary share immediately after this offering. As a result, purchasers of our ordinary shares in this offering will suffer immediate and substantial dilution. Based on an assumed public offering price of $17.80 per ordinary share, and our as adjusted net tangible book value as of March 31, 2013, the dilution will be $14.72 per share to new investors in this offering. If the underwriters sell additional shares following the exercise of their option to purchase additional shares or if option holders exercise outstanding options to purchase ordinary shares, further dilution could occur.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares.

We are party to a registration rights agreement with certain of our shareholders and entities affiliated with our directors, including TMG Holdings Coöperatief U.A., or TMG, Vertical Fund I, L.P., Vertical Fund II, L.P., an entity affiliated with Alain Tornier, Douglas W. Kohrs and certain former shareholders of OrthoHelix, which requires us to register ordinary shares held by these persons under the Securities Act, subject to certain limitations, restrictions and conditions. The market price of our ordinary shares could decline as a result of the registration and sale of or the perception that registration and sales may occur of a large number of our ordinary shares, including in connection with this offering.

We are a Netherlands company, and it may be difficult for you to obtain or enforce judgments against us or our directors or executive officers, some of our directors and some of our named experts in the United States.

We were formed under the laws of the Netherlands and, as such, the rights of holders of our ordinary shares and the civil liability of our directors are governed by Dutch laws and our articles of association. The rights of shareholders under the laws of the Netherlands may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our directors and executive officers and many of our assets and some of the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against us or them based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether Dutch courts would enforce certain civil liabilities under U.S. securities laws in original actions or enforce claims for punitive damages.

Under our articles of association, we indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. There is doubt, however, as to whether U.S. courts would enforce such an indemnity provision in an action brought against one of our directors in the United States under U.S. securities laws.

Rights of a holder of ordinary shares are governed by Dutch law and differ from the rights of shareholders under U.S. law.

We are a public limited liability company incorporated under Dutch law. The rights of holders of ordinary shares are governed by Dutch law and our articles of association. These rights differ from the typical rights of shareholders in U.S. corporations, for example, Dutch law does not provide for a shareholder derivative action.

We have not determined a specific use for a portion of the net proceeds we will receive from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds we will receive from this offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds we will receive from this offering. There is no guarantee that the net proceeds will be used in a manner that would improve our operating results or increase the price of our ordinary shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We do not anticipate paying dividends on our ordinary shares.

Our articles of association prescribe that profits or reserves appearing from our annual accounts adopted by the general meeting shall be at the disposal of the general meeting. We will have power to make distributions to shareholders and other persons entitled to distributable profits only to the extent that our equity exceeds the sum of the paid and called-up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law or our articles of association. The profits must first be used to set up and maintain reserves required by law and must then be set off against certain financial losses. We may not make any distribution of profits on ordinary shares that we hold. The general meeting, whether or not upon the proposal of our board of directors, determines whether and how much of the remaining profit they will reserve and the manner and date of such distribution. All calculations to determine the amounts available for dividends will be based on our annual accounts, which may be different from our consolidated financial statements, such as those included in this prospectus. Our statutory accounts to date have been prepared and will continue to be prepared under Dutch generally accepted accounting principles and are deposited with the Trade Register in Amsterdam, The Netherlands. We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The credit agreement relating to our senior secured term loans and senior secured revolving credit facility contains covenants limiting our ability to pay cash dividends.

Warburg Pincus (Bermuda) Private Equity IX, L.P. and its affiliates control approximately 43.6% of our ordinary shares, and this concentration of ownership may have an effect on transactions that are otherwise favorable to our shareholders.

Warburg Pincus (Bermuda) Private Equity IX, L.P. and its affiliates, or Warburg Pincus, beneficially own, in the aggregate, approximately 43.6% of our outstanding ordinary shares prior to any shares they may sell in this offering. These shareholders could have an effect on matters requiring our shareholders’ approval, including the election of directors. This concentration of ownership also may delay, deter or prevent a change in control, and may make some transactions more difficult or impossible to complete without the support of these shareholders, regardless of the impact of this transaction on our other shareholders. In addition, our securityholders’ agreement, as amended on August 27, 2010, gives TMG, an affiliate of Warburg Pincus, the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owns at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owns at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owns at least 5% but less than 10% of our outstanding ordinary shares, and we have agreed to use our reasonable best efforts to cause the TMG designees to be elected. Following this offering, TMG will continue to hold 34.9% of our outstanding ordinary shares.

We have in the past and may in the future experience deficiencies, including material weaknesses, in our internal control over financial reporting. Our business and our share price may be adversely affected if we do not remediate these material weaknesses or if we have other weaknesses in our internal controls.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. A material weakness, as defined in the standards established by the Public Company Accounting Oversight Board, is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In connection with the audit of our financial statements for 2009, we identified a material weakness in our internal control over financial reporting relating to our audited financial statements for 2007 and 2008. Specifically, in our case, management and our independent registered accounting firm determined that internal controls over identifying, evaluating and documenting accounting analysis and conclusions over complex non-routine transactions, including related-party transactions, required strengthening. Although we remediated this material weakness, additional control deficiencies may be identified by management or our independent registered public accounting firm, and such control deficiencies also could represent one or more material weaknesses. A report by us of a material weakness may cause investors to lose confidence in our financial statements, and the trading price of our ordinary shares may decline. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our ordinary shares may decline.

Risks Related to Our Business and Our Industry

We have a history of operating losses and negative cash flow and may never achieve profitability.

We have a history of operating losses and at March 31, 2013, we had an accumulated deficit of $242.6 million. Our ability to achieve profitability will be influenced by many factors, including the extent and duration of our future operating losses, the level and timing of future revenue and expenditures, market acceptance of new products, the results and scope of ongoing research and development projects, the success of our direct sales force and independent distributor and sales agency organization, competing technologies and market developments and regulatory requirements and delays. As a result, we may continue to incur operating losses for the foreseeable future. These losses will continue to have an adverse impact on our shareholders’ equity, and we may never achieve or sustain profitability.

If we do not successfully develop and market new products and technologies and implement our business strategy, our business and operating results may be adversely affected.

We may not be able to successfully implement our business strategy. To implement our business strategy we need to, among other things, develop and introduce new extremity joint products, find new applications for and improve our existing products, properly identify and anticipate our surgeons’ and their patients’ needs, obtain regulatory clearances or approvals for new products and applications and educate surgeons about the clinical and cost benefits of our products.

We are continually engaged in product development and improvement programs, and we expect new products to account for a significant portion of our future growth. If we do not continue to introduce new products and technologies, or if those products and technologies are not accepted, we may not be successful. Moreover, research and development efforts may require a substantial investment of time and resources before we are adequately able to determine the commercial viability of a new product, technology, material or innovation. Demand for our products also could change in ways we may not anticipate due to evolving customer needs, changing demographics, slow industry growth rates, evolving surgical philosophies and evolving industry standards, among others. Additionally, our competitors’ new products and technologies may precede our products to market, may be more effective or less expensive than our products or may render our products obsolete. Our new products and technologies also could render our existing products obsolete and thus adversely affect sales of our existing products.

Our targeted surgeons practice in areas such as shoulder, upper extremities, lower extremities, sports medicine and reconstructive and general orthopaedics, and our strategy of focusing exclusively on these surgeons may not be successful. In addition, we are seeking to increase our international revenue and will need to increase our worldwide direct sales force and enter into distribution agreements with third parties in order to do so. All of this may result in additional or different foreign regulatory requirements, with which we may not be able to comply. Moreover, even if we successfully implement our business strategy, our operating results may not improve. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

We rely on our distributors, independent sales agencies and their representatives to market and sell our products in certain territories. A failure to maintain our existing relationships with or changes and transitions with respect to our distributors, independent sales agencies and their representatives could have an adverse effect on our operating results.

In the United States, we currently sell our products through our legacy Tornier and OrthoHelix sales channels, which both primarily consist of a network of independent commission-based sales agencies, along with direct sales representation in certain territories. As we integrate OrthoHelix, we have started to integrate and organize our sales channels to focus on upper extremities and lower extremities to allow us to increase the product proficiency of our sales representatives and increase our selling opportunities by improving our overall procedure coverage, leveraging our entire product portfolio, and accessing new specialists and accounts. Although this may result in some disruption in our U.S. sales channels, we believe that this strategy will be a significant competitive advantage longer term. Internationally, we currently utilize several distribution approaches depending on individual market requirements and, as a result, our international distribution system consists of 13 direct sales offices and approximately 30 distributors that sell our products in approximately 40 countries. As part of our strategy to grow internationally, we have selectively converted from distributor representation to direct sales representation in certain countries, including the United Kingdom, Denmark, Belgium, Luxembourg, Japan and Canada, and we have selectively converted from direct sales representation to distributor representation in certain countries, including Spain, during the past few years.

Our distributors and sales agencies do not sell our products exclusively and may offer similar products from other orthopaedic companies. In 2012 and during the first quarter of 2013, no individual distributor or sales agency accounted for more than 7% of our global revenue. Our success depends largely upon our ability to motivate our distributors and sales agencies to sell our products.

Additionally, we depend on their sales and service expertise and relationships with the surgeons in the marketplace. We also rely upon their compliance with federal laws and regulations, such as with the advertising and promotion regulations under the federal Food, Drug and Cosmetic Act, the Anti-kickback Statute, the False Claims Act, the Physician Sunshine Payments Act, and applicable state laws. Our distributors and independent sales agencies may terminate their contracts with us, may devote insufficient sales efforts to our products or may focus their sales efforts on other products that produce greater commissions for them. We do not control our distributors or independent sales agencies and they may not be successful in implementing our marketing plans.

If our relationship with any of our distributors or sales agencies terminated, we could enter into agreements with existing distributors and sales agencies to take on the impacted products or territories, contract with new distributors and sales agencies, hire direct sales representatives, or use a combination of these options. A failure to maintain our existing relationships with or changes and transitions with respect to our distributors and independent sales agencies and their representatives could have an adverse effect on our operations and operating results. During 2012, we terminated our sales relationships with certain independent sales agencies in the United States that were not performing to our expectations. This resulted in some disruption in our United States sales channel and adversely affected our revenues during 2012 and the first quarter of 2013. During the remainder of 2013, we may terminate our sales relationships with additional independent sales agencies and some of our distributors that are either not performing to our expectations or in furtherance of our strategy to align our independent sales agencies and distributors between upper and lower extremities. It is possible that such actions will result in further disruption in our United States sales channel, disruption in certain countries outside the United States and adversely affect our revenues and other operating results during the remainder of 2013. For example, we currently are in negotiations with several of our sales agencies in the United States, whose agency agreements have recently expired or will expire in the near future including our largest revenue producing independent sales agency, regarding entering into a new agency agreement or a transition to direct sales representation in all, or a part of, the territories or product segments covered by these agencies. We may not be successful in reaching an amicable transition with respect to one or more of these agencies, which could adversely affect our operations and future sales in the territories and our operating results. It is also possible that we may become subject to litigation and incur future charges and cash expenditures in connection with such independent sales agency and distributor changes and transitions, which charges and cash expenditures would adversely affect our operating results.

In November 2012, Douglas W. Kohrs, our former President and Chief Executive Officer, resigned as a director, officer and employee of Tornier. Mr. Kohrs had built strong relationships with several of our key physicians, customers, distributors, sales representatives and employees. Accordingly, this change in our senior management may adversely affect our relationships with these individuals and have a material adverse effect on our business.

Our recently completed facilities consolidation initiative may not result in anticipated operational efficiencies, expense savings and other benefits and could have an unintended adverse impact on our business.

We recently implemented a facilities consolidation initiative pursuant to which we consolidated a number of our facilities in France, Ireland and the United States. The facilities consolidation initiative was driven by our strategy to drive operational productivity and to realize operating costs savings beginning in 2013. Under the initiative, we consolidated our Dunmanway, Ireland manufacturing facility into our Macroom, Ireland manufacturing facility and our St. Ismier, France manufacturing facility into our existing Montbonnot, France manufacturing facility. We also leased a new facility located in Bloomington, Minnesota to use as our U.S. business headquarters and consolidated our Minneapolis-based marketing, training, regulatory, clinical, supply chain and corporate functions with our Stafford, Texas-based distribution operations. In connection with the facilities consolidation, we recorded pre-tax charges, comprised of one-time employee termination costs; facility closure, moving and related expenses; fixed asset write-offs net of anticipated proceeds from the sale of facilities in Stafford, Texas and Dunmanway, Ireland; and other miscellaneous related charges during 2012, aggregating in $6.4 million of expense for 2012. Since the facilities consolidation is complete, we did not record any significant additional expense related to the facilities consolidation during the three months ended March 31, 2013 and do not expect to record any significant additional expense related to the facilities consolidation during the remainder of 2013. Although we continue to believe that the facilities consolidation will result in anticipated operational efficiencies, expense savings and other benefits that we believe should positively impact our business and operating results beginning in 2013, we may be incorrect. If the facilities consolidation results in unanticipated expenses and charges, including litigation expenses, and has unintended impacts on our business, including in particular our new product development efforts, or if does not produce the anticipated operational efficiencies, expense savings and other benefits, we may disappoint investors and shareholders and it is possible that further restructuring activities might become necessary, resulting in additional future charges. In addition, the facilities consolidation could result in deficiencies in our internal control over financial reporting and other controls and procedures.

We may be unable to compete successfully against our existing or potential competitors, in which case our revenue and operating results may be negatively affected and we may not grow.

The market for orthopaedic devices is highly competitive and subject to rapid and profound technological change. Our success depends, in part, on our ability to maintain a competitive position in the development of technologies and products for use by our customers. We face competition from large diversified orthopaedic manufacturers, such as DePuy Orthopaedics, Inc., a Johnson & Johnson subsidiary, Zimmer Corporation, Biomet, Inc. and Stryker Corporation, and established mid-sized orthopaedic manufacturers, such as Arthrex, Inc., Wright Medical Group, Inc. and ArthroCare Corporation. Many of the companies developing or marketing competitive orthopaedic products enjoy several competitive advantages, including:

•	greater financial and human resources for product development and sales and marketing;

•	greater name recognition;

•	established relationships with surgeons, hospitals and third-party payors;

•	broader product lines and the ability to offer rebates or bundle products to offer greater discounts or incentives to gain a competitive advantage;

•	established sales and marketing and distribution networks; and

•	more experience in conducting research and development, manufacturing, preparing regulatory submissions and obtaining regulatory clearances or approvals for products.

We also compete against smaller, entrepreneurial companies with niche product lines. Our competitors may increase their focus on the extremities market, which is our primary strategic focus. Our competitors may develop and patent processes or products earlier than us, obtain regulatory clearances or approvals for competing products more rapidly than us and develop more effective or less expensive products or technologies that render our technology or products obsolete or non-competitive. We also compete with other organizations in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies and technology licenses complementary to our products or advantageous to our business. If our competitors are more successful than us in these matters, we may be unable to compete successfully against our existing or future competitors.

We derive a significant portion of our revenue from operations in international markets that are subject to political, economic and social instability.

We derive a significant portion of our revenue from operations in international markets. Our international distribution system consists of 13 direct sales offices and approximately 30 distribution partners, who sell in approximately 40 countries. Most of these countries are, to some degree, subject to political, economic and social instability. For the three months ended March 31, 2013 and the year ended December 30, 2012, approximately 43% and 44% of our revenue, respectively, was derived from our international operations, including 20% and 19% of our revenue from France, respectively. In the future, we intend to further expand our international operations into key markets, such as Brazil and China, as we have done, for example, in 2012, when we opened a direct sales office in Japan and acquired our exclusive distributor in Belgium and Luxembourg, and, in 2013, when we acquired certain assets of our sole distributor in Canada and established a new legal entity with a direct sales force. Our international sales operations expose us and our representatives, agents and distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	the imposition of additional U.S. and foreign governmental controls or regulations on orthopaedic implants and biologics products;

•	the imposition of costly and lengthy new export and import license requirements;

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the imposition of U.S. or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with that country, company, person or entity;

•

economic instability, including the European sovereign debt crisis and the austerity measures taken and to be taken by certain countries in response to such crisis, and the currency risk between the U.S. dollar and foreign currencies in our target markets;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	scrutiny of foreign tax authorities, which could result in significant fines, penalties and additional taxes being imposed upon us;

•	a shortage of high-quality international salespeople and distributors;

•	loss of any key personnel who possess proprietary knowledge or are otherwise important to our success in international markets;

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changes in third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may require us to sell our products at lower prices;

•	unexpected changes in foreign regulatory requirements;

•	differing local product preferences and product requirements;

•	changes in tariffs and other trade restrictions;

•	work stoppages or strikes in the healthcare industry;

•	difficulties in enforcing and defending intellectual property rights;

•	foreign exchange controls that might prevent us from repatriating cash earned in countries outside the Netherlands;

•	complex data privacy requirements and labor relations laws; and

•	exposure to different legal and political standards.

Not only are we subject to the laws of other jurisdictions, we also are subject to U.S. laws governing our activities in foreign countries, including various import-export laws, customs and import laws, anti-boycott laws and embargoes. For example, the FDA Export Reform and Enhancement Act of 1996 requires that, when exporting medical devices from the United States for sale in a foreign country, depending on the type of product being exported, the regulatory status of the product and the country to which the device is exported, we must ensure, among other things, that the device is produced in accordance with the specifications of the foreign purchaser; not in conflict with the laws of the country to which it is intended for export; labeled for export; and not offered for sale domestically. In addition, we must maintain records relevant to product export and, if requested by the foreign government, obtain a certificate of exportability. In some instances, prior notification to or approval from the FDA is required prior to export. The FDA can delay or deny export authorization if all applicable requirements are not satisfied. Imports of approved medical devices into the United States also are subject to requirements including registration of establishment, listing of devices, manufacturing in accordance with the quality system regulation, medical device reporting of adverse events, and premarket notification 510(k) clearance or premarket approval, or PMA, among others and if applicable. If our business activities were determined to violate these laws, regulations or rules, we could suffer serious consequences.

In addition, a portion of our international revenue is made through distributors. As a result, we are dependent upon the financial health of our distributors. We are also dependent upon their compliance with foreign laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, as it relates to certain “facilitating” payments made to those employed by or acting on behalf of a foreign government in the procurement, sale and prescription of medical devices. If a distributor were to go out of business, it would take substantial time, cost and resources to find a suitable replacement and the products held by such distributor may not be returned to us or to a subsequent distributor in a timely manner or at all.

Any material decrease in our foreign revenue may negatively affect our profitability. We generate our international revenue primarily in Europe, where healthcare regulation and reimbursement for orthopaedic medical devices vary significantly from country to country. This changing environment could adversely affect our ability to sell our products in some European countries. In addition, many of the economies in Europe have undergone recessions which have threatened their ability to service their sovereign debt obligations. Several of these countries have implemented austerity measures, which have adversely affected our sales and may continue to adversely affect our sales.

Disruption and turmoil in global credit and financial markets, which may be exacerbated by the inability of certain countries to continue to service their sovereign debt obligations and certain austerity measures countries have implemented, and the possible negative implications of such events to the global economy, may negatively impact our business, operating results and financial condition.

A substantial portion of our revenue outside the United States is generated in Europe, including in particular France. The credit ratings of several European countries and the possibility that certain European Union member states will default on their debt obligations have contributed to significant uncertainty about the stability of global credit and financial markets. The credit and economic conditions within certain European Union countries in particular, including France, Greece, Ireland, Italy, Portugal and Spain, have contributed to the instability in global credit and financial markets. The possibility that such EU member states will default on their debt obligations, the continued uncertainty regarding international and the European Union’s financial support programs and the possibility that other EU member states may experience similar financial troubles could further disrupt global credit and financial markets. While the ultimate outcome of these events cannot be predicted, it is possible that such events could have a negative effect on the global economy as a whole, and our business, operating results and financial condition, in particular. For example, if the European sovereign debt crisis continues or worsens, the negative implications to the global economy and us could be significant. Since a significant amount of our trade receivables are with hospitals that are dependent upon governmental health care systems in many countries, repayment of such receivables is dependent upon the financial stability of the economies of those countries. A deterioration of economic conditions in such countries may increase the average length of time it takes for us to collect on our outstanding accounts receivable in these countries or even our ability to collect such receivables.

In addition, if the European sovereign debt crisis continues or worsens, the value of the Euro could deteriorate or lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the Euro currency entirely, all of which could negatively impact our business, operating results and financial condition in light of our substantial operations in and revenues derived from customers in the European Union. Should the Euro dissolve entirely, the legal and contractual consequences for holders of Euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of our Euro-denominated assets and obligations. In addition, concerns over the effect of this financial crisis on financial institutions in Europe and globally could lead to tightening of the credit and financial markets, which could negatively impact the ability of companies to borrow money from their existing lenders, obtain credit from other sources or raise financing to fund their operations. This could negatively impact our customers’ ability to purchase our products, our suppliers’ ability to provide us with materials and components and our ability, if needed, to finance our operations on commercially reasonable terms, or at all. We believe that European governmental austerity policies have reduced and may continue to reduce the amount of money available to purchase medical products, including our products. These austerity measures could negatively impact overall procedure volumes and result in increased pricing pressure for our products and the products of our competitors.

Any or all of these events, as well as any additional austerity measures that may be taken which, among other things, could result in decreased utilization, pricing and reimbursement, could negatively impact our business, operating results and financial condition.

Weakness in the global economy is likely to adversely affect our business until an economic recovery is underway.

Many of our products are used in procedures covered by private insurance, and some of these procedures may be considered elective. We believe the global economic downturn may reduce the availability or affordability of private insurance or may affect patient decisions to undergo elective procedures. If current economic conditions do not continue to recover or worsen, we expect that increasing levels of unemployment and pressures to contain healthcare costs could adversely affect the global growth rate of procedure volume, which could have a material adverse effect on our revenue and operating results.

Fluctuations in foreign currency rates could result in declines in our reported revenue and earnings.

A substantial portion of our revenue outside the United States is generated in Europe and other countries in Latin America and Asia where the amounts are denominated in currencies other than the U.S. dollar. For purposes of preparing our consolidated financial statements, these amounts are converted into U.S. dollars, the value of which varies with currency exchange rate fluctuations. For revenue not denominated in U.S. dollars, if there is an increase in the value of the U.S. dollar relative to the specified foreign currency, we will receive less in U.S. dollars than before the increase in the exchange rate, which could negatively impact our operating results. Although we address currency risk management through regular operating and financing activities, and more recently through hedging activities, those actions may not prove to be fully effective, and hedging activities involve additional risks.

Our business plan relies on assumptions about the market for our products, which, if incorrect, may adversely affect our revenue.

We believe that the aging of the general population and increasingly active lifestyles will continue and that these trends will increase the need for our products. We believe that if patient outcomes are improved as a result of extremity procedures over alternative treatments or no treatment, more patients will select to undergo extremity procedures as opposed to alternative treatments or no treatment and the market for our extremities products in particular will continue to grow. The actual demand for our products, however, could differ materially from our projected demand if our assumptions regarding these trends and acceptance of our products by the medical community prove to be incorrect or do not materialize, or if non-surgical treatments gain more widespread acceptance as a viable alternative to our orthopaedic implants.

Our upper extremity joints and trauma products, including in particular our shoulder products, generate a significant portion of our revenue. Accordingly, if revenue of these products were to decline, our operating results would be adversely affected.

Our upper extremity joints and trauma products, which includes joint implants and bone fixation devices for the shoulder, hand, wrist and elbow, generate a significant portion of our revenue. During the three months ended March 31, 2013 and the year ended December 30, 2012, our upper extremity joints and trauma products generated approximately 58% and 63% of our revenue, respectively. We expect the shoulder to continue to be the largest and most important product category for us for the foreseeable future.

Our shoulder joint implants are used to treat painful shoulder conditions due to arthritis, irreparable rotator cuff tendon tears, bone disease, fractured humeral heads or failed previous shoulder replacement surgery. Our products are designed for the following:

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Our total joint replacement products have two components—a humeral implant consisting of a metal stem attached to a metal head, and a plastic implant for the glenoid (shoulder socket). Together, these two components mimic the function of a natural shoulder joint.

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Our hemi joint replacement products replace only the humeral head and allow it to articulate against the native glenoid. We have plans to begin to produce hemi joint replacement products made from a biocompatible material called pyrolitic carbon (pyrocarbon), which has low joint surface friction and a high resistance to wear, thus, we believe, will improve the overall performance of these products and increase the market potential.

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Our reversed implants are used in arthritic patients lacking rotator cuff function. The components are different from a traditional “total” shoulder in that the humeral implant has the plastic socket and the glenoid has the metal head. This design has the biomechanical impact of shifting the pivot point of the joint away from the body centerline and giving the deltoid muscles a mechanical advantage to enable the patient to elevate the arm.

•	Our convertible implants are modular implants that can be converted from a total or hemi joint replacement to a reversed implant at a later date if the patient requires it.

•	Our resurfacing implants are designed to minimize bone resection to preserve bone, which may benefit more active or younger patients with shoulder arthritis.

•	Trauma devices, such as plates, screws and nails, are non-articulating implants used to help stabilize fractures of the humerus.

A decline in revenue from these products as a result of increased competition, regulatory matters, intellectual property matters or any other reason would negatively impact our operating results.

We obtain some of our products through private-label distribution agreements that subject us to minimum performance and other criteria. Our failure to satisfy those criteria could cause us to lose those rights of distribution.

We have entered into private-label distribution agreements with manufacturers of some of our products. These manufacturers brand their products according to our specifications, and we may have exclusive rights in certain fields of use and territories to sell these products subject to minimum purchase, sales or other performance criteria. Though these agreements do not individually or in the aggregate represent a material portion of our business, if we do not meet these performance criteria, or fail to renew these agreements, we may lose exclusivity in a field of use or territory or cease to have any rights to these products, which could have an adverse effect on our revenue. Furthermore, some of these manufacturers may be smaller, undercapitalized companies that may not have sufficient resources to continue operations or to continue to supply us sufficient product without additional access to capital.

If our private-label manufacturers fail to provide us with sufficient supply of their products, or if their supply fails to meet appropriate quality requirements, our business could suffer.

Our private-label manufacturers are sole source suppliers of the products we purchase from them. Given the specialized nature of the products they provide, we may not be able to locate or establish additional or replacement manufacturers of these products. Moreover, these private-label manufacturers typically own the intellectual property associated with their products, and even if we could find a replacement manufacturer for the product, we may not have sufficient rights to enable the replacement party to manufacture the product. While we have entered into agreements with our private-label manufacturers that we believe will provide us sufficient quantities of products, we cannot assure you that they will do so, or that any products they do provide us will not contain defects in quality. Our private-label manufacturing agreements have terms expiring between this year and 2015 and are renewable under certain conditions or by mutual agreement. The agreements also include some or all of the following provisions allowing for termination under certain circumstances: (i) either party’s uncured material breach of the terms and conditions of the agreement; (ii) either party filing for bankruptcy, being bankrupt or becoming insolvent, suspending payments, dissolving or ceasing commercial activity; (iii) our inability to meet market development milestones and ongoing sales targets; (iv) termination without cause, provided that payments are made to the distributor; (v) a merger or acquisition of one of the parties by a third party; (vi) the enactment of a government law or regulation that restricts either party’s right to terminate or renew the contract or invalidates any provision of the agreement or (vii) the occurrence of a “force majeure,” including natural disaster, explosion or war.

We also rely on these private-label manufacturers to comply with the regulations of the FDA, the competent authorities of the Member States of the European Economic Area, or EEA, or foreign regulatory authorities and their failure to comply with strictly enforced regulatory requirements could expose us to regulatory action including warning letters, product recalls, termination of distribution, product seizures or civil penalties. Any quality control problems that we experience with respect to products manufactured by our private-label manufacturers, any inability by us to provide our customers with sufficient supply of products or any investigations or enforcement actions by the FDA, the competent authorities of the Member States of the EEA or other foreign regulatory authorities could adversely affect our reputation or commercialization of our products and adversely and materially affect our business and operating results.

We intend to continue to bring in-house the manufacturing of certain of our products that are currently manufactured by third parties. Should we encounter difficulties in manufacturing these or other products, it could adversely affect our business.

We intend to continue our initiative to bring in-house the manufacturing of certain of our products, including in particular our Ascend and Simpliciti shoulder products. The technology and the manufacturing process for our shoulder products is highly complex, involving a large number of unique parts, and we may encounter difficulties in manufacturing these products in-house. There is no assurance that we will be able to meet the volume and quality requirements associated with our shoulder products. In addition, other products that we choose to bring in-house could encounter similar difficulties. Manufacturing and product quality issues may also arise as we increase the scale of our production. If our products do not consistently meet our customers’ performance expectations, our reputation may be harmed, and we may be unable to generate sufficient revenue to become profitable. Any delay or inability in bringing in-house the manufacturing of our products could diminish our ability to sell our products, which could result in lost revenue and seriously harm our business, financial condition and operating results.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to, among other things, penalties and legal expenses that could harm our reputation and have a material adverse effect on our business, financial condition and operating results.

Our U.S. operations, including those of our U.S. based subsidiary, Tornier, Inc., are currently subject to the U.S. Foreign Corrupt Practices Act. We are required to comply with the FCPA, which generally prohibits covered entities and their intermediaries from engaging in bribery or making other prohibited payments to foreign officials for the purpose of obtaining or retaining business or other benefits. In addition, the FCPA imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments, and to prevent the establishment of “off books” slush funds from which such improper payments can be made. We also are currently subject to similar anticorruption legislation implemented in Europe under the Organization for Economic Co-operation and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. We either operate or plan to operate in a number of jurisdictions that pose a high risk of potential violations of the FCPA and other anticorruption laws, such as China and Brazil, and we utilize a number of third-party sales representatives for whose actions we could be held liable under the FCPA. We inform our personnel and third-party sales representatives of the requirements of the FCPA and other anticorruption laws, including, but not limited to their reporting requirements. We also have developed and will continue to develop and implement systems for formalizing contracting processes, performing due diligence on agents and improving our recordkeeping and auditing practices regarding these regulations. However, there is no guarantee that our employees, third-party sales representatives or other agents have not or will not engage in conduct undetected by our processes and for which we might be held responsible under the FCPA or other anticorruption laws.

If our employees, third-party sales representatives or other agents are found to have engaged in such practices, we could suffer severe penalties, including criminal and civil penalties, disgorgement and other remedial measures, including further changes or enhancements to our procedures, policies and controls, as well as potential personnel changes and disciplinary actions. The SEC is currently in the midst of conducting an informal investigation of numerous medical device companies over potential violations of the FCPA. Although we do not believe we are currently a target, any investigation of any potential violations of the FCPA or other anticorruption laws by U.S. or foreign authorities also could have an adverse impact on our business, financial condition and operating results.

Certain foreign companies, including some of our competitors, are not subject to prohibitions as strict as those under the FCPA or, even if subjected to strict prohibitions, such prohibitions may be laxly enforced in practice. If our competitors engage in corruption, extortion, bribery, pay-offs, theft or other fraudulent practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business, or from government officials, who might give them priority in obtaining new licenses, which would put us at a disadvantage.

If we lose one of our key suppliers, we may be unable to meet customer orders for our products in a timely manner or within our budget.

We use a number of suppliers for raw materials and select components that we need to manufacture our products. These suppliers must provide the materials and components to our standards for us to meet our quality and regulatory requirements. We obtain some key raw materials and select components from a single source or a limited number of sources. For example, we rely on one supplier for raw materials and select components in several of our products, including Poco Graphite, Inc., which supplies graphite for our pyrocarbon products; CeramTec AG, or CeramTec, which supplies ceramic for ceramic heads for hips; and Heymark Metals Ltd., which supplies Cobalt Chrome used in certain of our hip, shoulder and elbow products. Establishing additional or replacement suppliers for these components, and obtaining regulatory clearances or approvals that may result from adding or replacing suppliers, could take a substantial amount of time, result in increased costs and impair our ability to produce our products, which would adversely impact our business and operating results. We do not have contracts with our sole source suppliers (other than a Quality Assurance Agreement and Secrecy Agreement with CeramTec, which only relate to quality and confidentiality obligations of the parties and do not govern the purchase and receipt of CeramTec products) and instead rely on purchase orders. As a result, those suppliers may elect not to supply us with product or to supply us with less product than we need, and we will have limited rights to cause them to do otherwise. In addition, some of our products, which we acquire from third parties, are highly technical and are required to meet exacting specifications, and any quality control problems that we experience with respect to the products supplied by third parties could adversely and materially affect our reputation or commercialization of our products and adversely and materially affect our business, operating results and prospects. Furthermore, some of these suppliers are smaller companies. To the extent that any of these suppliers are, or become, undercapitalized and do not otherwise have sufficient resources to continue operations or to supply us sufficient product without additional access to capital, such a failure could adversely affect our business. We also may have difficulty obtaining similar components from other suppliers that are acceptable to the FDA, the competent authorities or notified bodies of the Member States of the EEA, or foreign regulatory authorities and the failure of our suppliers to comply with strictly enforced regulatory requirements could expose us to regulatory action including warning letters, product recalls, termination of distribution, product seizures or civil penalties. Furthermore, since many of these suppliers are located outside of the United States, we are subject to foreign export laws and U.S. import and customs regulations, which complicate and could delay shipments of components to us. For example, all foreign importers of medical devices are required to meet applicable FDA requirements, including registration of establishment, listing of devices, manufacturing in accordance with the quality system regulation, medical device reporting of adverse events, and premarket notification 510(k)

clearance or PMA, if applicable. In addition, all imported medical devices also must meet U.S. Customs and Border Protection requirements. While it is our policy to maintain sufficient inventory of materials and components so that our production will not be significantly disrupted even if a particular component or material is not available for a period of time, we remain at risk that we will not be able to qualify new components or materials quickly enough to prevent a disruption if one or more of our suppliers ceases production of important components or materials.

Sales volumes may fluctuate depending on the season and our operating results may fluctuate over the course of the year.

Our business is seasonal in nature. Historically, demand for our products has been the lowest in our third quarter as a result of the European holiday schedule during the summer months. We have experienced and expect to continue to experience meaningful variability in our revenue and gross profit among quarters, as well as within each quarter, as a result of a number of factors, including, among other things:

•	the number and mix of products sold in the quarter and the geographies in which they are sold;

•	the demand for, and pricing of, our products and the products of our competitors;

•	the timing of or failure to obtain regulatory clearances or approvals for products;

•	costs, benefits and timing of new product introductions;

•	the level of competition;

•	the timing and extent of promotional pricing or volume discounts;

•	changes in average selling prices;

•	the availability and cost of components and materials;

•	the number of selling days;

•	fluctuations in foreign currency exchange rates;

•	the timing of patients’ use of their calendar year medical insurance deductibles; and

•	impairment and other special charges.

If product liability lawsuits are brought against us, our business may be harmed.

The manufacture and sale of orthopaedic medical devices exposes us to significant risk of product liability claims. In the past, we have had a small number of product liability claims relating to our products, none of which either individually, or in the aggregate, have resulted in a material negative impact on our business. In the future, we may be subject to additional product liability claims, some of which may have a negative impact on our business. Such claims could divert our management from pursuing our business strategy and may be costly to defend. Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products;

•	injury to our reputation;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with patients;

•	product recalls;

•	loss of revenue; and

•	the inability to commercialize new products or product candidates.

Our existing product liability insurance coverage may be inadequate to protect us from any liabilities we might incur. If a product liability claim or series of claims is brought against us for uninsured liabilities or in excess of our insurance coverage, our business and operating results could suffer. In addition, a recall of some of our products, whether or not the result of a product liability claim, could result in significant costs and loss of customers.

In addition, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or scope to protect us against losses. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources and adversely affect or eliminate the prospects for commercialization or sales of a product or product candidate which is the subject of any such claim.

Our inability to maintain adequate working relationships with external research and development consultants and surgeons could have a negative impact on our ability to market and sell new products.

We maintain professional working relationships with external research and development consultants and leading surgeons and medical personnel in hospitals and universities who assist in product research and development and training. We continue to emphasize the development of proprietary products and product improvements to complement and expand our existing product lines. It is possible that U.S. federal and state laws requiring us to disclose payments or other transfers of value, such as free gifts or meals, to physicians and other healthcare providers could have a chilling effect on these relationships with individuals or entities that may, among other things, want to avoid public scrutiny of their financial relationships with us. If we are unable to maintain these relationships, our ability to develop and sell new and improved products could decrease, and our future operating results could be unfavorably affected.

In November 2012, Douglas W. Kohrs, our former President and Chief Executive Officer, resigned as a director, officer and employee of Tornier. Mr. Kohrs had built strong relationships with several of our key research and development consultants and surgeons and medical personnel in hospitals and universities who assist in product research and development and training. Accordingly, this change in our senior management may adversely affect our relationships with these individuals and have a material adverse effect on our business.

We incur significant expenditures of resources to maintain relatively high levels of inventory and instruments, which can reduce our cash flows.

As a result of the need to maintain substantial levels of inventory and instruments, we are subject to the risk of obsolescence. The nature of our business requires us to maintain a substantial level of inventory and instruments. For example, our total consolidated inventory balance was $84.4 million and $86.7 million at March 31, 2013 and December 30, 2012, respectively, and our total consolidated instrument balance was $52.6 million and $51.4 million at March 31, 2013 and December 30, 2012, respectively. In order to market effectively we often must maintain and bring our customers instrument kits, back-up products and products of different sizes. In the event that a substantial portion of our inventory becomes obsolete, it could have a material adverse effect on our earnings and cash flows due to the resulting costs associated with the inventory impairment charges and costs required to replace such inventory.

Our acquisition of OrthoHelix in October 2012 and any additional acquisitions and efforts to acquire and integrate other companies or product lines could adversely affect our operations and financial results.

On October 4, 2012, we acquired OrthoHelix, a privately-held company focused on developing and marketing specialty implantable screw and plate systems for the repair of small bone fractures and deformities predominantly in the foot and ankle. In addition, we may pursue additional acquisitions of other companies or product lines. A successful acquisition depends on our ability to identify, negotiate, complete and integrate such acquisition and to obtain any necessary financing. With respect to our recent acquisition of OrthoHelix and any future acquisitions, we may experience:

•	difficulties in integrating OrthoHelix and its personnel and products, as well as the personnel and products of any other acquired companies, into our existing business;

•	difficulties in integrating OrthoHelix’s and Tornier’s commercial organizations, including in particular distribution and sales representative arrangements;

•	difficulties or delays in realizing the anticipated benefits of our acquisition of OrthoHelix or any additional acquired companies and their products;

•	diversion of our management’s time and attention from other business concerns;

•	challenges due to limited or no direct prior experience in new markets or countries we may enter;

•	the potential loss of key employees, including in particular sales and research and development personnel, of our company, OrthoHelix or any other business we may acquire;

•	the potential loss of key customers, distributors, representatives, vendors and other business partners who choose not to do business with our company post-acquisition;

•	inability to effectively coordinate sales and marketing efforts to communicate our capabilities post-acquisition and coordinate sales organizations to sell our combined products;

•	inability to successfully develop new products and services on a timely basis that address our new market opportunities post-acquisition;

•	inability to compete effectively against companies already serving the broader market opportunities expected to be available to us post-acquisition;

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difficulties in the assimilation of different corporate cultures, practices and sales and distribution methodologies, as well as in the assimilation and retention of geographically dispersed, decentralized operations and personnel;

•	unanticipated costs, litigation and other contingent liabilities;

•	incurrence of acquisition and integration related costs, accounting charges, or amortization costs for acquired intangible assets;

•	potential write-down of goodwill, acquired intangible assets and/or deferred tax assets;

•	additional legal, financial and accounting challenges and complexities in areas such as intellectual property, tax planning, cash management and financial reporting; and

•

any unforeseen compliance risks and accompanying financial and reputational exposure/loss not uncovered in the due diligence process and which are imputed to Tornier such as compliance with federal laws and regulations the advertising and promotion regulations under the federal Food, Drug and Cosmetic Act, the Anti-kickback Statute, the False Claims Act, the Physician Sunshine Payments Act and other applicable state laws.

In addition, we may have to incur debt or issue equity securities to pay for any future acquisition, the issuance of which could involve restrictive covenants or be dilutive to our existing shareholders. Acquisitions also could materially impair our operating results by requiring us to amortize acquired assets. For example, as a result of our acquisition of OrthoHelix, we incurred additional indebtedness, including two senior secured term loans in the aggregate principal amount of $115.0 million. The proceeds of the term loans were used to fund our acquisition of OrthoHelix and retire certain then existing indebtedness.

In addition, effective internal controls are necessary for us to provide reliable and accurate financial reports and to effectively prevent fraud. The integration of acquired businesses is likely to result in our systems and controls becoming increasingly complex and more difficult to manage. We devote significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. However, we cannot be certain that these measures will ensure that we design, implement and maintain adequate control over our financial processes and reporting in the future, especially in the context of acquisitions of other businesses. Any difficulties in the assimilation of acquired businesses into our control system could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

All of the risks described above may be exacerbated if we effect multiple acquisitions during a short period of time.

If we do not achieve the contemplated benefits of our acquisition of OrthoHelix, our business and financial condition may be materially impaired.

We may not achieve the desired benefits from our acquisition of OrthoHelix. For any of the reasons described above and elsewhere in this prospectus supplement and even if we are able to successfully operate OrthoHelix within our company, we may not be able to realize the revenue and other synergies and growth that we anticipate from the acquisition in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

•	the possibility that the acquisition may not further our business strategy as we expected;

•	the possibility that we may not be able to expand the reach and customer base for OrthoHelix’s products as expected;

•	the possibility that we may not be able to expand the reach and customer base for our products as expected; and

•	the fact that the acquisition will substantially expand our lower extremity joints and trauma business, and we may not experience anticipated growth in that market.

As a result of these risks, the OrthoHelix acquisition may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the transaction.

We have experienced recently certain changes in our senior management which could cause certain key employees to depart because of difficulties with change or a desire not to remain with our company. If we cannot retain our key personnel, we may not be able to manage and operate successfully, and we may not be able to meet our strategic objectives.

In November 2012, Douglas W. Kohrs, our former President and Chief Executive Officer, resigned as a director, officer and employee of Tornier. Mr. Kohrs had built strong relationships with several of our key employees and other personnel. On November 12, 2012, we appointed a David H. Mowry as Interim President and Chief Executive Officer, and in February 2013, Mr. Mowry was appointed President and Chief Executive Officer on a non-interim basis. In September 2012, our Chief Financial Officer joined Tornier after the former Global Chief Financial Officer resigned in July 2012. Our future success depends, in large part, upon our ability to retain and motivate our management team and key managerial, scientific, sales and technical personnel. Key personnel may depart because of difficulties with change or a desire not to remain with our company. Any unanticipated loss or interruption of services of our management team and our key personnel could significantly reduce our ability to meet our strategic objectives because it may not be possible for us to find appropriate replacement personnel should the need arise. We compete for such personnel with other companies, academic institutions, governmental entities and other organizations. There is no guarantee that we will be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. Loss of key personnel or the inability to hire or retain qualified personnel in the future could have a material adverse effect on our ability to operate successfully. Further, any inability on our part to enforce non-compete arrangements related to key personnel who have left the company could have a material adverse effect on our business.

Fluctuations in insurance cost and availability could adversely affect our profitability or our risk management profile.

We hold a number of insurance policies, including product liability insurance, directors’ and officers’ liability insurance, property insurance and workers’ compensation insurance. If the costs of maintaining adequate insurance coverage should increase significantly in the future, our operating results could be materially adversely affected. Likewise, if any of our current insurance coverage should become unavailable to us or become economically impractical, we would be required to operate our business without indemnity from commercial insurance providers.

If a natural or man-made disaster, including as a result of climate change or weather, adversely affects our manufacturing facilities or distribution channels, we could be unable to manufacture or distribute our products for a substantial amount of time and our revenue could decline.

We principally rely on three manufacturing facilities, two of which are in France and one of which is in Ireland. The facilities and the manufacturing equipment we use to produce our products would be difficult to replace and could require substantial lead-time to repair or replace. For example, the machinery associated with our manufacturing of pyrocarbon in one of our French facilities is highly specialized and would take substantial lead-time and resources to replace. We also maintain a facility in Bloomington, Minnesota, and a warehouse in Montbonnot, France, both of which contain large amounts of our inventory. Our facilities, warehouses or distribution channels may be affected by natural or man-made disasters. Further, such may be exacerbated by climate change, as some scientists have concluded that climate change could result in the increased severity of and perhaps more frequent occurrence of extreme weather patterns. For example, in the event of a tornado at one of our warehouses, we may lose substantial amounts of inventory that would be difficult to replace. In the event our facilities, warehouses or distribution channels are affected by a disaster, we would be forced to rely on, among others, third-party manufacturers and alternative warehouse space and distribution channels, which may or may not be available, and our revenue could decline. Although we believe we possess adequate insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms or at all.

We may be unable to raise capital when needed, which would force us to delay, reduce, eliminate or abandon our commercialization efforts or product development programs.

There is no guarantee that our anticipated cash flow from operations will be sufficient to meet all of our cash requirements. We intend to continue to make investments to support our business growth and may require additional funds to:

•	expand the commercialization of our products;

•	fund our operations and clinical trials;

•	continue our research and development;

•	defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights and enforce our patent and other intellectual property rights;

•	commercialize our new products, if any such products receive regulatory clearance or approval for commercial sale; and

•	acquire companies and in-license products or intellectual property.

We believe that our cash and cash equivalents balance of $35.8 million as of March 31, 2013, anticipated cash receipts generated from revenue of our products and available credit under our $30.0 million senior secured revolving credit facility, will be sufficient to meet our anticipated cash requirements for the remainder of 2013. However, our future funding requirements will depend on many factors, including:

•	market acceptance of our products;

•	the scope, rate of progress and cost of our clinical trials;

•	the cost of our research and development activities;

•	the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;

•	the cost of defending, in litigation or otherwise, any claims that we infringe third-party patent or other intellectual property rights;

•	the cost of defending any claims of product liability, or other claims against us, such as contract liabilities;

•	the cost and timing of additional regulatory clearances or approvals;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;

•	the cost and timing of expanding our product offering inventories;

•	our ability to collect amounts receivable from customers;

•	the effect of competing technological and market developments; and

•	the extent to which we acquire or invest in additional businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

In the event that we would require additional working capital to fund future operations, we could seek to acquire that through additional equity or debt financing arrangements which may or may not be available on favorable terms at such time. If we raise additional funds by issuing equity securities, our shareholders may experience dilution. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt, in addition to those under our existing credit facilities. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our shareholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations.

Any lack of borrowing availability under our credit facility and our potential inability to obtain replacement sources of credit could materially affect our operations and financial condition.

Although we currently have available credit under our $30.0 million senior secured revolving credit facility, our ability to draw on our credit facility may be limited by outstanding letters of credit or by operating and financial covenants under our the credit agreement. There can be no assurances that we will continue to have access to credit if our operating and financial performance do not satisfy these covenants. If we do not satisfy these criteria, and if we are unable to secure necessary waivers or other amendments from the lenders of our credit facility, we will not have access to this credit.

Both the $30.0 million revolving credit facility and the aggregate $115.0 million of term loans under our credit agreement are secured by all of our assets (subject to certain exceptions) and except to the extent otherwise permitted under the terms of our credit agreement, our assets cannot be pledged as security for other indebtedness. These limits on our ability to offer collateral to other sources of financing could limit our ability to obtain other financing which could materially affect our operations and financial condition.

Although we believe that our anticipated operating cash flows, on-hand cash levels and access to credit will give us the ability to meet our financing needs for at least the next 12 months, there can be no assurance that they will do so. Any lack of borrowing availability under our revolving credit facility and our potential inability to obtain replacement sources of credit could materially affect our operations and financial condition.

We are leveraged financially, which could adversely affect our ability to adjust our business to respond to competitive pressures and to obtain sufficient funds to satisfy our future research and development needs, to protect and enforce our intellectual property and other needs.

We have significant indebtedness. In connection with our acquisition of OrthoHelix, we obtained senior secured term loans in the aggregate principal amount of $115.0 million and a senior secured $30.0 million revolving line of credit. The degree to which we are leveraged could have important consequences, including, but not limited to, the following:

•	our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, litigation, general corporate or other purposes may be limited;

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a substantial portion of our cash flows from operations in the future will be dedicated to the payment of principal and interest on our indebtedness, including the requirement that certain excess cash flows and certain net proceeds of asset dispositions (including from condemnation or casualty) and certain new indebtedness be applied to prepayment of our senior secured terms loans; and

•	we may be more vulnerable to economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions.

A failure to comply with the covenants and other provisions of our credit agreement could result in events of default under such agreement, which could require the immediate repayment of our outstanding indebtedness. If we are at any time unable to generate sufficient cash flows from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the agreements relating to the indebtedness, seek to refinance all or a portion of the indebtedness or obtain additional financing. There can be no assurance that we will be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us.

Our credit agreement contains restrictive covenants that may limit our operating flexibility.

The agreement relating to our senior secured term loans and senior secured revolving credit facility contains operating covenants limiting our ability to transfer or dispose of assets, merge with or acquire other companies, make investments, pay dividends, incur additional indebtedness and liens, make capital expenditures and conduct transactions with affiliates, and financial covenants requiring us to meet certain financial ratios. We, therefore, may not be able to engage in any of the foregoing transactions or in any that would cause us to breach these financial covenants until our current debt obligations are paid in full or we obtain the consent of the lenders. There is no guarantee that we will be able to generate sufficient cash flow or revenue to meet these operating and financial covenants or pay the principal and interest on our debt. Furthermore, there is no guarantee that future working capital, borrowings or equity financing will be available to repay or refinance any such debt.

As a result of our acquisition of OrthoHelix, we may be required to make future earn-out payments of up to an aggregate of $20.0 million based upon our sales of lower extremity joints and trauma products during fiscal years 2013 and 2014, which payments may affect our liquidity and our operating results.

In connection with our acquisition of OrthoHelix, we agreed to made additional earn-out payments of up to an aggregate of $20.0 million in cash based upon our sales of lower extremity joints and trauma products during fiscal years 2013 and 2014. A portion of the earn-out payments will be subject to certain rights of set-off for post-closing indemnification obligations of OrthoHelix’s equity holders. If we are required to make these payments, particularly at a time when we are experiencing financial difficulty, our liquidity, operating results and financial condition may be adversely affected.

Our operating results could be negatively impacted by future changes in the allocation of income to each of the entities through which we operate and to each of the income tax jurisdictions in which we operate.

We operate through multiple entities and in multiple income tax jurisdictions with different income tax rates both inside and outside the United States and the Netherlands. Accordingly, our management must determine the appropriate allocation of income to each such entity and each of these jurisdictions. Income tax audits associated with the allocation of this income and other complex issues, including inventory transfer pricing and cost sharing and product royalty arrangements, may require an extended period of time to resolve and may result in income tax adjustments if changes to the income allocation are required. Since income tax adjustments in certain jurisdictions can be significant, our future operating results could be negatively impacted by settlement of these matters.

Future changes in technology or market conditions could result in adjustments to our recorded asset balance for intangible assets, including goodwill, resulting in additional charges that could significantly impact our operating results.

Our consolidated balance sheet includes significant intangible assets, including $237.8 million in goodwill and $122.0 million in other acquired intangible assets, together representing 55% of our total assets as of March 31, 2013. The determination of related estimated useful lives and whether these assets are impaired involves significant judgments. Our ability to accurately predict future cash flows related to these intangible assets may be adversely affected by unforeseen and uncontrollable events. In the highly competitive medical device industry, new technologies could impair the value of our intangible assets if they create market conditions that adversely affect the competitiveness of our products. We test our goodwill for impairment in the fourth quarter of each year, but we also test goodwill and other intangible assets for impairment at any time when there is a change in circumstances that indicates that the carrying value of these assets may be impaired. Any future determination that these assets are carried at greater than their fair value could result in substantial non-cash impairment charges, which could significantly impact our reported operating results.

If reimbursement from third-party payors for our products becomes inadequate, surgeons and patients may be reluctant to use our products and our revenue may decline.

In the United States, healthcare providers who purchase our products generally rely on third-party payors, principally federal Medicare, state Medicaid and private health insurance plans, to pay for all or a portion of the cost of joint reconstructive procedures and products utilized in those procedures. We may be unable to sell our products on a profitable basis if third-party payors deny coverage or reduce their current levels of reimbursement. Our revenue depends largely on governmental healthcare programs and private health insurers reimbursing patients’ medical expenses. As part of the Budget Control Act passed in August 2011 to extend the federal debt limit and reduce government spending, $1.2 trillion in automatic spending cuts (known as sequestration) over the next decade. Half of the automatic reductions would come from lowering the caps imposed on non-defense discretionary spending and cutting domestic entitlement programs, including aggregate reductions in payments to Medicare providers of up to 2% per fiscal year. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which delayed for another two months the budget cuts mandated by these sequestration provisions of the Budget Control Act of 2011. On March 1, 2013, the President signed an executive order implementing sequestration, and on April 1, 2013, the 2% Medicare payment reductions went into effect. The ATRA also, among other things, reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressure.

To contain costs of new technologies, third-party payors are increasingly scrutinizing new treatment modalities by requiring extensive evidence of clinical outcomes and cost-effectiveness. Currently, we are aware of several private insurers who have issued policies that classify procedures using our Salto Talaris Prosthesis and Conical Subtalar Implants as experimental or investigational and denied coverage and reimbursement for such procedures. Surgeons, hospitals and other healthcare providers may not purchase our products if they do not receive satisfactory reimbursement from these third-party payors for the cost of the procedures using our products. Payors continue to review their coverage policies carefully for existing and new therapies and can, without notice, deny coverage for treatments that include the use of our products. If we are not successful in reversing existing non-coverage policies or other private insurers issue similar policies, this could have a material adverse effect on our business and operations.

In addition, some healthcare providers in the United States have adopted or are considering a managed care system in which the providers contract to provide comprehensive healthcare for a fixed cost per person. Healthcare providers may attempt to control costs by authorizing fewer elective surgical procedures, including joint reconstructive surgeries, or by requiring the use of the least expensive implant available. Changes in reimbursement policies or healthcare cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline.

If adequate levels of reimbursement from third-party payors outside of the United States are not obtained, international revenue of our products may decline. Outside of the United States, reimbursement systems vary significantly by country. Many foreign markets have government-managed healthcare systems that govern reimbursement for orthopaedic medical devices and procedures. Additionally, some foreign reimbursement systems provide for limited payments in a given period and therefore result in extended payment periods.

Consolidation in the healthcare industry could lead to demands for price concessions or to the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition or operating results.

Because healthcare costs have risen significantly over the past decade, numerous initiatives and reforms initiated by legislators, regulators and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry to create new companies with greater market power, including hospitals. As the healthcare industry consolidates, competition to provide products and services to industry participants has become and will continue to become more intense. This in turn has resulted and likely will continue to result in greater pricing pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to use their market power to consolidate purchasing decisions for some of our customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers, which may reduce competition, exert further downward pressure on the prices of our products and may adversely impact our business, financial condition or operating results.

If we experience significant disruptions in our information technology systems, our business may be adversely affected.

We depend on our information technology systems for the efficient functioning of our business, including accounting, data storage, purchasing and inventory management. Currently, we have a non-interconnected information technology system; however, we have undertaken planning for the implementation of an upgrade of our systems, which could include the implementation of a new global enterprise resource planning system (ERP). We expect that this upgrade will take two to three years to implement; however, when complete it should enable management to better and more efficiently conduct our operations and gather, analyze, and assess information across all of our business and geographic locations. This upgrade will require the investment of significant human and financial resources. We may experience difficulties in implementing this upgrade in our business operations, or difficulties in operating our business under this upgrade, either of which could disrupt our operations, including our ability to timely ship and track product orders, project inventory requirements, manage our supply chain, and otherwise adequately service our customers, and lead to increased costs and other difficulties. In the event we experience significant disruptions as a result of this implementation of an upgraded information technology system, we may not be able to fix our systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of our entire operation and have a material adverse effect on our operating results and cash flows.

Risks Related to Regulatory Environment

The sale of our products is subject to regulatory clearances or approvals and our business is subject to extensive regulatory requirements. If we fail to maintain regulatory clearances and approvals, or are unable to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or product enhancements, our ability to commercially distribute and market these products could suffer.

Our medical device products and operations are subject to extensive regulation by the FDA and various other federal, state and foreign governmental authorities, such as those of the European Union and the competent authorities of the Member States of the EEA. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things:

•	design, development and manufacturing;

•	testing, labeling, packaging, content and language of instructions for use, and storage;

•	clinical trials;

•	product safety;

•	premarket clearance and approval;

•	marketing, sales and distribution (including making product claims);

•	advertising and promotion;

•	product modifications;

•	recordkeeping procedures;

•	recalls and field corrective actions;

•	post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; and

•	product import and export.

Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either premarket clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA, a de novo approval or a PMA, from the FDA, unless an exemption applies. In the 510(k) clearance process, the FDA must determine that the proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device. To establish substantial equivalence which allows the device to be marketed, the applicant must demonstrate the device has the: (i) the same intended use; (ii) the same technological characteristics; and (iii) to the extent the technological characteristic are different, that they do not raise different questions of safety and effectiveness. Clinical data is sometimes required to support substantial equivalence, but FDA’s expectations for data are often unclear and do change. Another procedure for obtaining marketing authorization for a medical device is the “de novo classification” procedure, pursuant to which FDA may authorize the marketing of a moderate to low risk device that has no predicate. These submissions typically require more information (i.e. non-clinical and/or clinical performance data) and take longer than a 510(k), but require less data and a shorter time period than a PMA approval. If the FDA grants the de novo request, the device is permitted to enter commercial distribution in the same manner as if 510(k) clearance had been granted, and the device becomes a 510(k) predicate for future devices seeking to call it a

“predicate.” The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device for its intended use based, in part, on extensive data including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data. . The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. Products that are approved through a PMA application generally need FDA approval before they can be modified. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k) or a PMA. Both the 510(k) and PMA processes can be expensive, lengthy and sometimes unpredictable. The processes also entail significant user fees, unless exempt. The FDA’s 510(k) clearance process usually takes from six to 18 months, but may take longer. The PMA pathway is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to five years, or even longer, from the time the application is filed with the FDA until an approval is obtained. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time-consuming, and we may not be able to obtain these clearances or approvals on a timely basis, if at all.

Most of our currently commercialized products have received premarket clearances under Section 510(k) of the FDCA. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our revenue to decline. In addition, the FDA may determine that future products will require the more costly, lengthy and uncertain PMA process. Although we do not currently market any devices under PMA and have not gone through the de novo classification for marketing clearance, we cannot assure you that the FDA will not demand that we obtain a PMA prior to marketing or that we will be able to obtain 510(k) clearances with respect to future products.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

•

we may not be able to demonstrate to the FDA’s satisfaction that our products meet the definition of “substantial equivalence” or meet the standard for the FDA to grant a petition for de novo classification;

•	we may not be able to demonstrate to the FDA’s satisfaction that our products are safe and effective for their intended uses;

•	the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;

•	the manufacturing process or facilities we use may not meet applicable requirements; and

•	changes in FDA clearance or approval policies or the adoption of new regulations may require additional data.

Any delay in, or failure to receive or maintain, clearances or approvals for our products under development could prevent us from generating revenue from these products or achieving profitability. Additionally, the FDA and other governmental authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could lead governmental authorities or a court to take action against us, including:

•	issuing untitled (notice of violation) letters or public warning letters to us;

•	imposing fines and penalties on us;

•	obtaining an injunction or administrative detention preventing us from manufacturing or selling our products;

•	seizing products to prevent sale or transport or export;

•	bringing civil or criminal charges against us;

•	recalling our products;

•	detaining our products at U.S. Customs;

•	delaying the introduction of our products into the market;

•	delaying pending requests for clearance or approval of new uses or modifications to our existing products; or

•	withdrawing or denying approvals or clearances for our products.

If we fail to obtain and maintain regulatory clearances or approvals, our ability to sell our products and generate revenue will be materially harmed.

Outside of the United States, our medical devices must comply with the laws and regulations of the foreign countries in which they are marketed, and compliance may be costly and time-consuming.

To market and sell our product in countries outside the United States, we must seek and obtain regulatory approvals, certifications or registrations and comply with the laws and regulations of those countries. These laws and regulations, including the requirements for approvals, certifications or registrations and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals, certifications or registrations are expensive, and we cannot be certain that we will receive regulatory approvals, certifications or registrations in any foreign country in which we plan to market our products. If we fail to obtain or maintain regulatory approvals, certifications or registrations in any foreign country in which we plan to market our products, our ability to generate revenue will be harmed.

In particular, in the EEA, which is composed of the 27 Member States of the EU plus Liechtenstein, Norway and Iceland, our medical devices must comply with the essential requirements of the EU Medical Devices Directives (Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended, and Council Directive 90/385/EEC of 20 June 2009 relating to active implantable medical devices, as amended). Compliance with these requirements entitles us to affix the CE conformity mark to our medical devices, without which they cannot be marketed in the EEA.

Further, the advertising and promotion of our products is subject to EEA Member States laws implementing Directive 93/42/EEC concerning Medical Devices, or the EU Medical Devices Directive, Directive 2006/114/EC concerning misleading and comparative advertising, and Directive 2005/29/EC on unfair commercial practices, as well as other EEA Member State legislation governing the advertising and promotion of medical devices. These laws may limit or restrict the advertising and promotion of our products to the general public and may impose limitations on our promotional activities with healthcare professionals.

Modifications to our marketed products may require new 510(k) clearances or PMAs, or may require us to cease marketing or recall the modified products until clearances are obtained.

Any modification to a 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, technology, materials, packaging and certain manufacturing processes, may require a new 510(k) clearance or, possibly, a PMA. The FDA requires every manufacturer to make the determination regarding the need for a new 510(k) clearance or PMA in the first instance, but the FDA may (and often does) review the manufacturer’s decision. The FDA may not agree with a manufacturer’s decision regarding whether a new clearance or approval is necessary for a modification, and may retroactively require the manufacturer to submit a premarket notification requesting 510(k) clearance or an application for PMA. We have made modifications to our products in the past and may make additional modifications in the future that we believe do not or will not require additional clearances or approvals. No assurance can be given that the FDA would agree with any of our decisions not to seek 510(k) clearance or PMA. The issue of whether a product modification is significant enough to require a 510(k), as opposed to a simple “letter-to-file” documenting the change, is in a state of flux. In 1997, FDA issued a guidance to address this issue and it is a guidance with which FDA and industry is very familiar. In 2011, FDA proposed a new modifications guidance that was very controversial with industry because industry interpreted the guidance to reflect FDA’s view that it would require more 510(k)s than under the 1997 modifications guidance. On July 9, 2012, the Food and Drug Administration Safety and Innovation Act, FDASIA, was signed into law. Among other things, FDASIA obligates the FDA to prepare a report for Congress on the FDA’s approach for determining when a new 510(k) will be required for modifications or changes to a previously cleared device. After submitting this report, the FDA is expected to issue revised guidance to assist device manufacturers in making this determination. Until then, manufacturers may continue to adhere to the FDA’s 1997 guidance on this topic when making a determination as to whether or not a new 510(k) is required for a change or modification to a device, but the practical impact of the FDA’s continuing scrutiny of these issues remains unclear.

If the FDA requires us to cease marketing and recall a modified device until we obtain a new 510(k) clearance or PMA, our business, financial condition, operating results and future growth prospects could be materially adversely affected. Further, our products could be subject to recall if the FDA determines, for any reason, that our products are not safe or effective. Any recall or FDA requirement that we seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the FDA.

Healthcare policy changes, including legislation to reform the U.S. healthcare system, may have a material adverse effect on us.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively, the PPACA, substantially changes the way health care is financed by both governmental and private insurers, encourages improvements in the quality of healthcare items and services, and significantly impacts the medical device industry. The PPACA includes, among other things, the following measures:

•	an excise tax on any entity that manufactures or imports medical devices offered for sale in the United States;

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research;

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new reporting and disclosure requirements on device manufacturers for any “transfer of value” made or distributed to prescribers and other healthcare providers (referred to as the Physician Sunshine Payment Act), which reporting requirements will be difficult to define, track and report. Manufacturers will be required to begin data collection on August 1, 2013 and report such data to CMS by March 31, 2014 and by the 90th day of each calendar year thereafter;

•

payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models, beginning on or before January 1, 2013;

•	an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate; and

•	a new licensure framework for follow-on biologic products.

We cannot predict what healthcare programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation or regulation. However, these provisions as adopted could meaningfully change the way healthcare is delivered and financed, and may materially impact numerous aspects of our business. In particular, any changes that lower reimbursements for our products or reduce medical procedure volumes could adversely affect our business and operating results.

In addition, in the future there may continue to be additional proposals relating to the reform of the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products, or the amounts of reimbursement available for our products, and could limit the acceptance and availability of our products. The adoption of some or all of these proposals could have a material adverse effect on our financial position and operating results.

Furthermore, initiatives sponsored by government agencies, legislative bodies and the private sector to limit the growth of healthcare costs, including price regulation and competitive pricing, are ongoing in markets where we do business. We could experience a negative impact on our operating results due to increased pricing pressure in the United States and certain other markets. Governments, hospitals and other third-party payors could reduce the amount of approved reimbursements for our products. Reductions in reimbursement levels or coverage or other cost-containment measures could unfavorably affect our future operating results.

Our financial performance may be adversely affected by medical device tax provisions in the health care reform laws.

The PPACA imposes a deductible excise tax equal to 2.3% of the price of a medical device on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions, beginning in 2013. Under these provisions, the total cost to the medical device industry is estimated to be approximately $20 billion over 10 years. These taxes would result in a significant increase in the tax burden on our industry, which could have a material, negative impact on our operating results and our cash flows. The tax could create a risk up to 2.3% of our United States revenue.

The use, misuse or off-label use of our products may harm our image in the marketplace or result in injuries that lead to product liability suits, which could be costly to our business or result in FDA sanctions if we are deemed to have engaged in improper promotion of our products.

Our currently marketed products have been cleared by the FDA’s 510(k) clearance process for use under specific circumstances. Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition on the promotion of a medical device for a use that has not been cleared or approved by the FDA. Use of a device outside of its cleared or approved indication is known as “off-label” use. We cannot prevent a surgeon from using our products or procedure for off-label use, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials, reimbursement advice or training of sales representatives or physicians constitute promotion of an off-label use, the FDA could request that we modify our training or promotional or reimbursement materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, disgorgement of profits, a civil fine and criminal penalties. Other federal, state or foreign governmental authorities also might take action if they consider our promotion or training materials to constitute promotion of an uncleared or unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired. Although we train our sales force not to promote our products for off-label uses, and our instructions for use in all markets specify that our products are not intended for use outside of those indications cleared for use, the FDA or another regulatory agency could conclude that we have engaged in off-label promotion.

In addition, there may be increased risk of injury if surgeons attempt to use our products off-label. Furthermore, the use of our products for indications other than those indications for which our products have been cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among surgeons and patients. Surgeons also may misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. Product liability claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us. Any of these events could harm our business and operating results.

If our marketed medical devices are defective or otherwise pose safety risks, the FDA and similar foreign governmental authorities could require their recall, or we may initiate a recall of our products voluntarily.

The FDA and similar foreign governmental authorities may require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health. Manufacturers, on their own initiative, may recall a product if any material deficiency in a device is found. In the past we have initiated voluntary product recalls. For example, in 2011, we recalled a small number of medical devices due to risks associated with loosening of humeral screws. We properly disposed of the recalled articles thereafter and the FDA considered the recall terminated in July 2012. A government-mandated or voluntary recall by us or one of our sales agencies could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and operating results. Any recall could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We also may be required to bear other costs or take other actions that may have a negative impact on our future revenue and our ability to generate profits. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our revenue. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

In the EEA we must comply with the EU Medical Device Vigilance System, the purpose of which is to improve the protection of health and safety of patients, users and others by reducing the likelihood of reoccurrence of incidents related to the use of a medical device. Under this system, incidents must be reported to the competent authorities of the Member States of the EEA. An incident is defined as any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient or user or of other persons or to a serious deterioration in their state of health. Incidents are evaluated by the EEA competent authorities to whom they have been reported, and where appropriate, information is disseminated between them in the form of National Competent Authority Reports, or NCARs. The Medical Device Vigilance System is further intended to facilitate a direct, early and harmonized implementation of Field Safety Corrective Actions, or FSCAs across the Member States of the EEA where the device is in use. An FSCA is an action taken by a manufacturer to reduce a risk of death or serious deterioration in the state of health associated with the use of a medical device that is already placed on the market. An FSCA may include the recall, modification, exchange, destruction or retrofitting of the device. FSCAs must be communicated by the manufacturer or its legal representative to its customers and/or to the end users of the device through Field Safety Notices.

If our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, or MDR, we are required to report to the FDA any incident in which our product has or may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Our manufacturing operations require us to comply with the FDA’s and other governmental authorities’ laws and regulations regarding the manufacture and production of medical devices, which is costly and could subject us to enforcement action.

We and certain of our third-party manufacturers are required to comply with the FDA’s current Good Manufacturing (cGMP) and Quality System Regulations, or QSR, which covers the methods of documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. We and certain of our suppliers also are subject to the regulations of foreign jurisdictions regarding the manufacturing process for our products marketed outside of the United States. The FDA enforces the QSR through periodic announced and unannounced inspections of manufacturing facilities. In January 2013, our OrthoHelix facility located in Medina, Ohio was subject to a routine FDA inspection. The inspection resulted in the issuance of a Form FDA-483 listing four inspectional observations. The FDA’s observations related to our documentation of corrective and preventative actions, procedures for receiving, reviewing and evaluating complaints, procedures to control product that does not conform to specified requirements and procedures to ensure that all purchased or otherwise received product and services conform to specified requirements. In April 2013, our manufacturing facility located in Montbonnot, France was subject to a routine FDA inspection. The inspection resulted in the issuance of a Form FDA-483 listing one inspectional observation. The FDA’s observation related to our establishment of records of acceptable suppliers, contractors and consultants. Although we believe we have corrected all five of these observations, the FDA could disagree with our conclusion and corrective and remedial measures. The failure by us or one of our suppliers to comply with applicable statutes and regulations administered by the FDA and other regulatory bodies, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in, among other things, any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent decrees, disgorgement of profits, criminal and civil penalties;

•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or PMA approval of new products or modified products;

•	withdrawing 510(k) clearances or PMAs that have already been granted;

•	refusal to grant export approval for our products; or

•	criminal prosecution.

Any of these actions could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We also may be required to bear other costs or take other actions that may have a negative impact on our future revenue and our ability to generate profits. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in our failure to produce our products on a timely basis and in the required quantities, if at all.

We are subject to substantial post-market government regulation that could have a material adverse effect on our business.

The production and marketing of our products are subject to extensive regulation and review by the FDA and numerous other governmental authorities both in the United States and abroad. For example, in addition to other state regulatory requirements, Massachusetts, California and Arizona require compliance with the standards in industry codes such as the Code of Ethics on Interactions with Health Care Professionals issued by the Advanced Medical Technology Association (commonly known as AdvaMed), the Code on Interactions with Healthcare Professionals issued by MEDEC, the national association of Canada’s medical technology companies, and international equivalents. Many of these standards simply create industry standards of conduct, other standards tie into compliance with the advertising and promotion regulations under the Food, Drug & Cosmetic Act, the Anti-kickback Statute, the False Claims Act, HIPAA and the Physician Sunshine Payment Act. The failure by us or one of our suppliers to comply with applicable legal and regulatory requirements could result in, among other things, the FDA or other governmental authorities:

•	imposing fines and penalties on us;

•	preventing us from manufacturing or selling our products;

•	delaying the introduction of our new products into the market;

•	recalling, seizing, detaining or enjoining the sale of our products;

•	withdrawing, delaying or denying approvals or clearances for our products;

•	issuing warning letters or untitled letters;

•	imposing operating restrictions;

•	imposing injunctions; and

•	commencing criminal prosecutions.

Failure to comply with applicable regulatory requirements also could result in civil actions against us and other unanticipated expenditures. If any of these actions were to occur it would harm our reputation and cause our product revenue to suffer and may prevent us from generating revenue.

The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

Our ongoing research and development, pre-clinical testing and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad. We are currently conducting post-market clinical studies of some or our products to gather additional information about these products’ safety, efficacy or optimal use. In the future we may conduct clinical trials to support approval of new products. Clinical studies must be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical trials may ultimately be used to support market clearance for these products. Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that the FDA or foreign authorities will agree with our conclusions regarding them. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and studies. The clinical trial process may fail to demonstrate that our products are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our products and generate revenue. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product’s profile.

If the third parties on which we rely to conduct our clinical trials and to assist us with pre-clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our products.

We often must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

Future regulatory actions may adversely affect our ability to sell our products profitably.

From time to time, legislation is drafted and introduced that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device. In addition, FDA and other regulations and guidance are often revised or reinterpreted in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

We may be subject to or otherwise affected by federal and state healthcare laws, including fraud and abuse, false claims and health information privacy and security laws, and could face substantial penalties if we are unable to fully comply with such laws.

Although we do not provide healthcare services, submit claims for third-party reimbursement, or receive payments directly from Medicare, Medicaid or other third-party payors for our products or the procedures in which our products are used, healthcare regulation by federal and state governments could significantly impact our business. Healthcare fraud and abuse and health information privacy and security laws potentially applicable to our operations include:

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the federal Anti-Kickback Law, which constrains our marketing practices and those of our independent sales agencies, educational programs, pricing, bundling and rebate policies, grants for physician-initiated trials and CME, and other remunerative relationships with healthcare providers, by prohibiting, among other things, soliciting, receiving, offering or providing remuneration, intended to induce the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare or Medicaid programs;

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federal false claims laws (such as the federal False Claims Act) which prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, this impacts and regulates the reimbursement advice we give to our customers as it cannot be inaccurate and must relate to on-label uses of our products;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, and its implementing regulations, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain regulatory and contractual requirements regarding the privacy, security and transmission of individually identifiable health information; and

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state laws analogous to each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy and security of certain health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

If our past or present operations, or those of our independent sales agencies, are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal healthcare programs and the curtailment or restructuring of our operations. Similarly, if the healthcare providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of our company being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Further, the recently enacted PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Any action against us for violation of these laws, even if we successfully defend against them, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

The PPACA also includes a number of provisions that impact medical device manufacturers, including new reporting and disclosure requirements on device and drug manufacturers for any “transfer of value” made or distributed to prescribers and other healthcare providers (known as the Physician Sunshine Payment Act). In addition, device and drug manufacturers also will be required to report and disclose any investment interests held by physicians and their immediate family members during the preceding calendar year. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (and up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests not reported in an annual submission. Manufacturers will be required to begin data collection on August 1, 2013 and report such data to CMS by March 31, 2014 and by the 90th day of each calendar year thereafter.

In addition, there has been a recent trend of increased state regulation of payments made to physicians for marketing. Some states, such as California, Massachusetts and Vermont, mandate implementation of compliance programs, along with the tracking and reporting of gifts, compensation, and other remuneration to physicians. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Governments and regulatory authorities have increased their enforcement of these healthcare fraud and abuse laws in recent years. For example, in 2007 five competitors in the orthopaedics industry settled a Department of Justice investigation into the financial relationships and consulting agreements between the companies and surgeons for a combined fine of $311.0 million. The companies agreed to new corporate compliance procedures and federal monitoring. At issue were alleged financial inducements designed to encourage physicians to use the payor company’s products exclusively and the failure of physicians to disclose these relationships to hospitals and patients. Individual states also may be investigating the relationship between healthcare providers and companies in the orthopaedics industry. Many states have their own regulations governing the relationship between companies and healthcare providers. While we have not been the target of any investigations, we cannot guarantee that we will not be investigated in the future. If investigated we cannot assure that the costs of defending or resolving those investigations or proceedings would not have a material adverse effect on our financial condition, operating results and cash flows.

Failure to obtain and maintain regulatory approvals in jurisdictions outside the United States will prevent us from marketing our products in such jurisdictions.

We currently market, and intend to continue to market, our products outside the United States. Outside the United States, we can market a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA clearance or approval. The regulatory approval process outside the United States may include all of the risks associated with obtaining FDA clearance or approval in addition to other risks. For example, in order to market our products in the Member States of the EEA, our devices are required to comply with the essential requirements of the EU Medical Devices Directives (Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended, and Council Directive 90/385/EEC of 20 June 2009 relating to active implantable medical devices, as amended). Compliance with these requirements entitles us to affix the CE conformity mark to our medical devices, without which they cannot be commercialized in the EEA. In order to demonstrate compliance with the essential requirements and obtain the right to affix the CE conformity mark we must undergo a conformity assessment procedure, which varies according to the type of medical device and its classification. Except for low risk medical devices (Class I), where the manufacturer can issue an EC Declaration of Conformity based on a self-assessment of the conformity of its products with the essential requirements of the Medical Devices Directives, a conformity assessment procedure requires the intervention of a Notified Body, which is an organization accredited by a Member State of the EEA to conduct conformity assessments. The Notified Body would typically audit and examine the quality system for the manufacture, design and final inspection of our devices before issuing a certification demonstrating compliance with the essential requirements. Based on this certification we can draw up an EC Declaration of Conformity, which allows us to affix the CE mark to our products.

We may not obtain regulatory approvals or certifications outside the United States on a timely basis, if at all. Clearance or approval by the FDA does not ensure approval or certification by regulatory authorities or Notified Bodies in other countries, and approval or certification by one foreign regulatory authority or Notified Body does not ensure approval by regulatory authorities in other countries or by the FDA. We may be required to perform additional pre-clinical or clinical studies even if FDA clearance or approval, or the right to bear the CE mark, has been obtained. If we fail to receive necessary approvals to commercialize our products in jurisdictions outside the United States on a timely basis, or at all, our business, financial condition and operating results could be adversely affected.

Our existing xenograft-based biologics business is and any future biologics products we pursue would be subject to emerging governmental regulations that could materially affect our business.

Some of our products are xenograft, or animal-based, tissue products. Our principal xenograft-based biologics offering is Conexa reconstructive tissue matrix. All of our current xenograft tissue-based products are regulated as medical devices and are subject to the FDA’s medical device regulations.

We currently are planning to offer products based on human tissue. The FDA has statutory authority to regulate human cells, tissues and cellular and tissue-based products, or HCT/Ps. An HCT/P is a product containing or consisting of human cells or tissue intended for transplantation into a human patient, including allograft-based products. The FDA, EU and Health Canada have been working to establish more comprehensive regulatory frameworks for allograft-based, tissue-containing products, which are principally derived from cadaveric tissue.

Section 361 of the Public Health Service Act, or PHSA, authorizes the FDA to issue regulations to prevent the introduction, transmission or spread of communicable disease. HCT/Ps regulated as 361 HCT/Ps are subject to requirements relating to: registering facilities and listing products with the FDA; screening and testing for tissue donor eligibility; Good Tissue Practice, or GTP, when processing, storing, labeling and distributing HCT/Ps, including required labeling information; stringent recordkeeping; and adverse event reporting. The FDA has also proposed extensive additional requirements that address sub-contracted tissue services, tracking to the recipient/patient, and donor records review. If a tissue-based product is considered human tissue, the FDA requirements focus on preventing the introduction, transmission and spread of communicable diseases to recipients. A product regulated solely as a 361 HCT/P is not required to undergo premarket clearance (510(k)) or approval (PMA).

The FDA may inspect facilities engaged in manufacturing 361 HCT/Ps and may issue untitled letters, warning letters, or otherwise authorize orders of retention, recall, destruction and cessation of manufacturing if the FDA has reasonable grounds to believe that an HCT/P or the facilities where it is manufactured are in violation of applicable regulations. There also are requirements relating to the import of HCT/Ps that allow the FDA to make a decision as to the HCT/Ps’ admissibility into the United States.

An HCT/P is eligible for regulation solely as a 361 HCT/P if it is: (i) minimally manipulated; (ii) intended for homologous use as determined by labeling, advertising or other indications of the manufacturer’s objective intent for a homologous use; (iii) the manufacture does not involve combination with another article, except for water, crystalloids or a sterilizing, preserving, or storage agent (not raising new clinical safety concerns for the HCT/P);

and (iv) it does not have a systemic effect and is not dependent upon the metabolic activity of living cells for its primary function or, if it has such an effect, it is intended for autologous use or allogenetic use in close relatives or for reproductive use. If any of these requirements are not met, then the HCT/P is also subject to applicable biologic, device, or drug regulation under the FDCA or the PHSA. These biologic, device or drug HCT/Ps must comply both with the requirements exclusively applicable to 361 HCT/Ps and, in addition, with requirements applicable to biologics under the PHSA, or devices or drugs under the FDCA, including premarket licensure, clearance or approval.

Title VII of the PPACA, the Biologics Price Competition and Innovation Act of 2009, or BPCIA, creates a new licensure framework for follow-on biologic products, which could ultimately subject our biologics business to competition to so-called “biosimilars.” Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a referenced, branded biologic product. Previously, there had been no licensure pathway for such a follow-on product. While we do not anticipate that the FDA will license a follow-on biologic for several years, given the need to generate data sufficient to demonstrate “biosimilarity” to or “interchangeability” with the branded biologic according to criteria set forth in the BPCIA, as well as the need for the FDA to implement the BPCIA’s provisions with respect to particular classes of biologic products, we cannot guarantee that our biologics will not eventually become subject to direct competition by a licensed “biosimilar.”

Procurement of certain human organs and tissue for transplantation, including allograft tissue we may use in future products, is subject to federal regulation under the National Organ Transplant Act, or NOTA. NOTA prohibits the acquisition, receipt, or other transfer of certain human organs, including bone and other human tissue, for valuable consideration within the meaning of NOTA. NOTA permits the payment of reasonable expenses associated with the removal, transportation, implantation, processing, preservation, quality control and storage of human organs. For any future products implicating NOTA’s requirements, we would reimburse tissue banks for their expenses associated with the recovery, storage and transportation of donated human tissue that they would provide to us. NOTA payment allowances may be interpreted to limit the amount of costs and expenses that we may recover in our pricing for our services, thereby negatively impacting our future revenue and profitability. If we were to be found to have violated NOTA’s prohibition on the sale or transfer of human tissue for valuable consideration, we would potentially be subject to criminal enforcement sanctions, which could materially and adversely affect our operating results. Further, in the future, if NOTA is amended or reinterpreted, we may not be able to pass these expenses on to our customers and, as a result, our business could be adversely affected.

Our operations involve the use of hazardous materials, and we must comply with environmental health and safety laws and regulations, which can be expensive and may affect our business and operating results.

We are subject to a variety of laws and regulations of the countries in which we operate and distribute products, such as the European Union, or EU, France, Ireland, other European nations and the United States, relating to the use, registration, handling, storage, disposal, recycling and human exposure to hazardous materials. Liability under environmental laws can be joint and several and without regard to comparative fault, and environmental, health and safety laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could harm our business. In the EU, where our manufacturing facilities are located, we and our suppliers are subject to EU environmental requirements such as the Registration, Evaluation, Authorization and Restriction of Chemicals, or REACH, regulation. In addition, we are subject to the environmental, health and safety requirements of individual European countries in which we operate such as France and Ireland. For example, in France, requirements known as the Installations Classées pour la Protection de l’Environnement regime provide for specific environmental standards related to industrial operations such as noise, water treatment, air quality and energy consumption. In Ireland, our manufacturing facilities are likewise subject to local environmental regulations, such as related to water pollution and water quality, that are administered by the Environmental Protection Agency. We believe that we are in material compliance with all applicable environmental, health and safety requirements in the countries in which we operate and do not have reason to believe that we are responsible for any cleanup liabilities. In addition, certain hazardous materials are present at some of our facilities, such as asbestos, that we believe are managed in compliance with all applicable laws. We also are subject to greenhouse gas regulations in the EU and elsewhere and we believe that we are in compliance based on present emissions levels at our facilities. Although we believe that our activities conform in all material respects with applicable environmental, health and safety laws, we cannot assure you that violations of such laws will not arise as a result of human error, accident, equipment failure, presently unknown conditions or other causes. The failure to comply with past, present or future laws, including potential laws relating to climate control initiatives, could result in the imposition of fines, third-party property damage and personal injury claims, investigation and remediation costs, the suspension of production or a cessation of operations. We also expect that our operations will be affected by other new environmental and health and safety laws, including laws relating to climate control initiatives, on an ongoing basis. Although we cannot predict the ultimate impact of any such new laws, they could result in additional costs and may require us to change how we design, manufacture or distribute our products, which could have a material adverse effect on our business.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on our stock price.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the SEC, the NASDAQ Stock Market, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. For example, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and other new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Risks Related to Our Intellectual Property

If our patents and other intellectual property rights do not adequately protect our products, we may lose market share to our competitors.

We rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our products. These legal means, however, afford only limited protection and may not adequately protect our rights. The patents we own may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage, and competitors may be able to design around our patents or develop products that provide outcomes that are similar to ours. In addition, we cannot be certain that any of our pending patent applications will be issued. The USPTO may reject or require a significant narrowing of the claims in our pending patent applications affecting the patents issuing from such applications. Any patents issuing from the pending patent applications may not provide us with significant commercial protection. We could incur substantial costs in proceedings before the USPTO and the proceedings may be time-consuming, which may cause significant diversion of effort by our technical and management personnel. These proceedings could result in adverse decisions as to the validity of our inventions and may result in the narrowing or cancellation of claims in issued patents. In addition, the laws of some of the countries in which our products are or may be sold may not protect our intellectual property to the same extent as U.S. laws or at all. We also may be unable to protect our rights in trade secrets and unpatented proprietary technology in these countries.

In the event a competitor infringes our patent or other intellectual property rights, enforcing those rights may be costly, difficult and time-consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time-consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents or other intellectual property rights against a challenge. If we are unsuccessful in enforcing and protecting our intellectual property rights and protecting our products, it could harm our business and operating results.

In addition, there are numerous recent changes to the U.S. patent laws and proposed changes to the rules of the USPTO, which may have a significant impact on our ability to obtain and enforce intellectual property rights. For example, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. Under the Leahy-Smith Act, the U.S. will transition from a “first-to-invent” system to a “first-to-file” system for patent applications filed on or after March 16, 2013. With respect to patent applications filed on or after March 16, 2013, if we are the first to invent but not the first to file a patent application, we may not be able to fully protect our intellectual property rights and may be found to have violated the intellectual property rights of others if we continue to operate in the absence of a patent issued to us. The USPTO is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act have recently become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

We rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. However, our trademark applications may not be approved. Third parties may also oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

In addition, we hold licenses from third parties that are necessary to the design and manufacturing of some of our products. The loss of such licenses would prevent us from manufacturing, marketing and selling these products, which could harm our business.

In addition to patents, we seek to protect our trade secrets, know-how and other unpatented technology, in part, with confidentiality agreements with our vendors, employees, consultants and others who may have access to proprietary information. We cannot be certain, however, that these agreements will not be breached, adequate remedies for any breach would be available or our trade secrets, know-how and other unpatented proprietary technology will not otherwise become known to or be independently developed by our competitors.

If we are subject to any future intellectual property lawsuits, a court could require us to pay significant damages or prevent us from selling our products.

The orthopaedic medical device industry is litigious with respect to patents and other intellectual property rights. Companies in the orthopaedic medical device industry have used intellectual property litigation to gain a competitive advantage. In the future, we may become a party to lawsuits involving patents or other intellectual property. A legal proceeding, regardless of outcome, could drain our financial resources and divert the time and effort of our management. A patent infringement suit or other infringement or misappropriation claim brought against us or any of our licensees may force us or any of our licensees to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party’s intellectual property, unless that party grants us or any licensees rights to use its intellectual property. In such cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all. Even if we or our licensees were able to obtain rights to the third party’s intellectual property, these rights may be nonexclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some of our potential products or may have to cease some of our business operations as a result of patent infringement claims, which could severely harm our business.

In any infringement lawsuit, a third party could seek to enjoin, or prevent, us from commercializing our existing or future products, or may seek damages from us, and any such lawsuit would likely be expensive for us to defend against. If we lose one of these proceedings, a court or a similar foreign governing body could require us to pay significant damages to third parties, seek licenses from third parties, pay ongoing royalties, redesign our products so that they do not infringe or prevent us from manufacturing, using or selling our products. In addition to being costly, protracted litigation to defend or prosecute our intellectual property rights could result in our customers or potential customers deferring or limiting their purchase or use of the affected products until resolution of the litigation.

From time to time, in the ordinary course of business, we receive notices from third parties alleging infringement or misappropriation of the patent, trademark or other intellectual property rights of third parties by us or our customers in connection with the use of our products or we otherwise may become aware of possible infringement claims against us. We routinely analyze such claims and determine how best to respond in light of the circumstances existing at the time, including the importance of the intellectual property right to us and the third party, the relative strength of our position of non-infringement or non-misappropriation and the product or products incorporating the intellectual property right at issue.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 4,500,000 ordinary shares that we are selling in this offering will be approximately $75.5 million (excluding the underwriters’ option to purchase additional ordinary shares). This calculation is based upon an assumed offering price to the public of $17.80 per share, the last reported sale price of our ordinary shares on the NASDAQ Global Select Market on May 6, 2013 and after deducting estimated underwriting discounts and commissions and estimated offering expenses. A $1.00 increase or decrease in the assumed public offering price of $17.80 per ordinary share would increase or decrease the net proceeds of this offering by $4.3 million, assuming the sale by us of 4,500,000 ordinary shares and after deducting estimated underwriting discounts and commissions and estimated offering expenses. A $1.0 million increase or decrease in the number of ordinary shares offered by us would increase or decrease the net proceeds to us by $16.9 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

The principal purposes of this offering for us are to increase our public float and raise additional capital. We expect to use the net proceeds we will receive from this offering for working capital, repayment and refinancing of debt and general corporate purposes, including clinical and product development, capital expenditures and the acquisition of technologies, products or businesses. We currently have no agreements or commitments with respect to any acquisition or investment; however, we currently are in negotiations with several of our sales agencies in the United States, whose agency agreements have recently expired or will expire in the near future, including our largest revenue producing independent sales agency, regarding entering into a new agency agreement or a transition to direct sales representation in all, or a part of, the territories or product segments covered by these agencies. We may use a portion of the net proceeds to fund these transaction, but we cannot assure you that we will be successful in reaching an amicable transition with respect to one or more of these sales agencies. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by our operations and competition.

The outstanding debt of which we may repay a portion with a portion of the net proceeds to us from this offering is debt outstanding under our $30.0 million senior secured revolving credit facility and our $115.0 million of senior secured term loans. As of March 31, 2013, we had $1.0 million outstanding under the senior secured revolving credit facility and $111.1 million of debt outstanding under the senior secured term loans. The borrowings under the term loan facilities were used at the closing of our acquisition of OrthoHelix to pay the consideration for such acquisition, and such fees, costs and expenses incurred in connection with the acquisition and the credit agreement and to repay prior existing indebtedness of us and our subsidiaries. Borrowings under our revolving credit facility and term loans bear interest at variable rates. At our option, loans under our revolving credit facility and USD term facility bear interest at (a) the alternate base rate (if denominated in U.S. dollars), equal to the greatest of (i) the prime rate in effect on such day, (ii) the federal funds effective rate in effect on such day plus 1/2 of 1%, and (iii) the adjusted LIBO rate, with a floor of 1%, (as defined in our credit agreement) plus 1%) plus in the case of each of (i)-(iii) above, an applicable rate of 2.00% or 2.25% (depending on our total net leverage ratio (as defined in our credit agreement)), or (b) in the case of a eurocurrency loan (as defined in our credit agreement), at the applicable adjusted LIBO rate for the relevant interest period plus an applicable rate of 3.00% or 3.25% (depending on our total net leverage ratio), plus the mandatory cost (as defined in our credit agreement) if such loan is made in a currency other than dollars of any lender our credit agreement (other than a lender to our credit agreement on October 4, 2012) from a lending office in the United Kingdom or a participating member state (as defined in our credit agreement). Under the EUR term facility, (a) alternate base rate loans bear interest at the alternate base rate plus the applicable rate, which is 3.00% or 3.25% (depending on our total net leverage ratio) and (b) eurocurrency loans bear interest at the adjusted LIBO rate, with a floor of 1%, for the relevant interest period, plus an applicable rate, which is 4.00% or 4.25% (depending on our total net leverage ratio), plus the mandatory cost, if applicable. The term of the senior secured revolving credit facility expires on October 4, 2017 and the senior secured term debt matures on October 4, 2017. Affiliates of certain of the underwriters will receive more than 5% of the net offering proceeds through the repayment by us of amounts outstanding under our credit facility with the proceeds of this offering. Please read “Underwriting (Conflicts of Interest).”

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending these uses, we will invest the net proceeds of the offering in investment-grade, interest-bearing marketable securities.

We will not receive any portion of the net proceeds received by the selling shareholders from the sale of their shares, including any shares sold pursuant to the underwriters’ option to purchase additional ordinary shares. The selling shareholders will pay any underwriting or broker discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the ordinary shares in a secondary offering. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DILUTION

If you invest in our ordinary shares, your interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share you will pay in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering.

Our net tangible book value as of March 31, 2013, was approximately $1.61 per ordinary share. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after March 31, 2013, our as adjusted net tangible book value at March 31, 2013, would have been $3.08 per ordinary share, after giving effect to the sale of 4,500,000 ordinary shares in this offering at an assumed public offering price of $17.80 per share, the last reported sale price of our ordinary shares on the NASDAQ Global Select Market on May 6, 2013, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $1.47 per ordinary share to existing shareholders and immediate dilution of $14.72 per ordinary share to new investors in this offering.

The following table illustrates the dilution on a per ordinary share basis:

Assumed public offering price per ordinary share		$17.80

Net tangible book value per ordinary share	$1.61
Increase in net tangible book value per ordinary share attributable to new investors	$1.47

As adjusted net tangible book value per ordinary share after this offering		$3.08

Dilution per share to new investors in this offering		$14.72

A $1.00 increase or decrease in the assumed public offering price of $17.80 per ordinary share would increase or decrease our as adjusted net tangible book value by approximately $4.3 million, or $0.09 per ordinary share, and the as adjusted dilution per share to investors in this offering by approximately $0.91 per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and commissions the estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each increase or decrease of 1.0 million ordinary shares in the number of ordinary shares offered by us would increase or decrease our as adjusted net tangible book value by approximately $16.9 million, or $0.29 per ordinary share, and the as adjusted dilution per share to investors in this offering by approximately $0.29 per ordinary share assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ordinary shares and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value at March 31, 2013 would be $154.4 million, or $3.28 per ordinary share, representing an immediate increase to existing shareholders of $0.20 per ordinary share and immediate dilution of $0.20 per share to new investors in this offering.

The preceding discussion and table above assume no exercise of options outstanding as of March 31, 2013 to purchase 3,744,919 ordinary shares, having a weighted average exercise price of $17.48 per share. Because the exercise prices of the majority of outstanding options are significantly below the public offering price, investors purchasing ordinary shares in this offering will suffer additional dilution when and if these options are exercised.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares trade on the NASDAQ Global Select Market under the symbol “TRNX.” Our ordinary shares have traded on that market since the date of our initial public offering on February 3, 2011.

The following table sets forth, for the periods indicated, the high and low daily sales prices for our ordinary shares, as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal year 2013
First Quarter	$19.58	$15.95
Second Quarter (through May 6, 2013)	$19.00	$17.07
Fiscal year 2012
First Quarter	$25.84	$17.25
Second Quarter	$25.91	$19.21
Third Quarter	$23.02	$17.15
Fourth Quarter	$20.49	$14.53
Fiscal year 2011
First Quarter (commencing on February 3, 2011)	$20.28	$17.80
Second Quarter	$29.38	$18.31
Third Quarter	$29.93	$19.58
Fourth Quarter	$24.42	$16.69

On May 6, 2013, the last reported sale price for our ordinary shares on the NASDAQ Global Select Market was $17.80 per share. As of March 31, 2013, based on the information provided by American Stock Transfer & Trust Company, we had 41,922,482 ordinary shares issued and outstanding and there were approximately 100 holders of record of our ordinary shares.

We have not previously declared or paid cash dividends and we do not anticipate declaring or paying cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all future earnings for the operation and expansion of our business.

Any payment of cash dividends on our ordinary shares will be at the discretion of our board of directors and will depend upon our results of operations, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors. The credit agreement relating to our senior secured term loans and senior secured revolving credit facility contains covenants limiting our ability to pay cash dividends.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of ordinary shares owned by each of the selling shareholders immediately prior to the date of this prospectus supplement and the number of ordinary shares to be offered by the selling shareholders pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our ordinary shares by the selling shareholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus supplement excluding shares that may be sold by the selling shareholders to the underwriters upon exercise of the underwriters’ option to purchase additional ordinary shares. Percentage of beneficial ownership before this offering is based on 41,922,482 ordinary shares outstanding as of March 31, 2013. Beneficial ownership is based on information furnished by the selling shareholders. Unless otherwise indicated and subject to community property laws where applicable, the selling shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. The following table assumes that the underwriters have not exercised their option to purchase additional shares.

	Beneficial ownership before offering(1)		Number of shares offered	Beneficial ownership after offering
Selling shareholders	Number	Percentage		Number	Percentage
TMG Holdings Coöperatief U.A.(2)	18,491,809	44.1%	2,300,000	16,191,809	34.9
Vertical Fund I, L.P.(3)	720,911	1.7%	150,000	570,911	1.2
Vertical Fund II, L.P.(3)	162,358	*	50,000	112,358	*

*	Less than one percent
(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned and the percentage ownership of a selling shareholder, shares underlying options held by the selling shareholder that are either currently exercisable or exercisable within 60 days from March 31, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling shareholder.
(2)	Reflects ordinary shares held by TMG Holdings Coöperatief U.A., a Dutch coöperatief (TMG). If the underwriters’ option to purchase additional shares is exercised in full, TMG will own directly 15,846,809 ordinary shares. TMG is wholly owned by Warburg Pincus (Bermuda) Private Equity IX, L.P., a Bermuda limited partnership (WP Bermuda IX), and WP (Bermuda) IX PE One Ltd., a Bermuda company (WPIX PE One). The general partner of WP Bermuda IX is Warburg Pincus (Bermuda) Private Equity Ltd., a Bermuda company (WP Bermuda Ltd.). WP Bermuda IX is managed by Warburg Pincus LLC, a New York limited liability company (WP LLC, and together with WP Bermuda IX, WPIX PE One and WP Bermuda Ltd., the Warburg Pincus Entities). Charles R. Kaye and Joseph P. Landy are the Managing General Partners of Warburg Pincus & Co., a New York general partnership (WP), and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy has shared voting and investment control of all of the ordinary shares referenced above. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, Mr. Kaye, Mr. Landy and the Warburg Pincus Entities may be deemed to be the beneficial owners of the ordinary shares held by TMG. Each of Mr. Kaye, Mr. Landy and the Warburg Pincus Entities disclaims beneficial ownership of the ordinary shares referenced above except to the extent of any pecuniary interest therein. The address of the Warburg Pincus entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York 10017.
(3)

If the underwriters’ option to purchase additional shares is exercised in full, Vertical Fund I, L.P., a Delaware limited partnership, or VFI, will own directly 548,411 ordinary shares and Vertical Fund II, L.P., a Delaware limited partnership, or VFII, will own directly 104,858 ordinary shares. The Vertical Group, L.P., or The Vertical Group, a Delaware limited partnership, is the sole general partner of each of VFI and VFI. The Vertical Group GP, LLC, or The Vertical Group LLC, controls The Vertical Group. The Vertical Group LLC, The Vertical Group, VFI and VFII are collectively referred to as the “Vertical Group Entities.” The Vertical Group LLC shares with The Vertical Group, VFI and VFII the voting and investment control of all of the ordinary shares VFI and VFII, respectively, may be deemed to beneficially own. There are five members and managers of The Vertical Group LLC, each of whom may be deemed to share with the Vertical Group Entities and the other members and managers of The Vertical Group LLC the voting and investment control of all of the shares The Vertical Group LLC may be deemed to beneficially own. The five members and managers of The Vertical Group LLC are Tony Chou, Richard B. Emmitt, Yue-teh Jang, Jack W. Lasersohn and John E. Runnells. The address of the Vertical Group Entities is 25 DeForest Avenue, Summit, New Jersey 07901.

Relationship with Warburg Pincus Entities

TMG Holdings Coöperatief U.A., or TMG, holds more than 5% of our outstanding ordinary shares. Sean D. Carney and Elizabeth H. Weatherman, two of our directors, are Managing Directors of Warburg Pincus LLC, which manages TMG’s parent entities Warburg Pincus (Bermuda) Private Equity IX, L.P., or WP Bermuda, WP (Bermuda) IX PE One Ltd. and Warburg Pincus (Bermuda) Private Equity Ltd., or WPPE. Furthermore, Mr. Carney and Ms. Weatherman are Partners of Warburg Pincus & Co., the sole member of WPPE. As described in more detail below, Mr. Carney and Ms. Weatherman were elected to our board of directors as a board designee of the Warburg Pincus Entities.

Relationship with Vertical Group Entities

The Vertical Group, L.P. is the sole general partner of each of Vertical Fund I, L.P. and Vertical Fund II, L.P. Richard B. Emmitt, one of our directors, is a Member and Manager of The Vertical Group GP, LLC, which controls The Vertical Group, L.P.

Securityholders’ Agreement

On July 18, 2006, Tornier N.V., formerly known as TMG B.V., entered into a securityholders’ agreement with TMG, Vertical Fund I, L.P., Vertical Fund II, L.P., KCH Stockholm AB, Mr. Tornier, Douglas W. Kohrs, WP Bermuda, and certain other shareholders at that time, and, by subsequent joinder agreements, additional shareholders, which agreement was amended on August 27, 2010. This agreement contained right of first refusal, tag-along and drag-along provisions, which terminated upon our initial public offering in February 2011. Under director nomination provisions of this agreement, TMG has the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owns at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owns at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owns at least 5% but less than 10% of our outstanding ordinary shares, and we agreed to use our reasonable best efforts to cause the TMG designees to be elected. Mr. Carney, Ms. Weatherman and Mr. Emmitt are the current designees under the securityholders’ agreement. In the event any director designated by TMG is unable to serve or is removed or withdraws from our board of directors, we will designate a replacement for such director, at the direction of TMG. This agreement terminates upon the written consent of all parties to the agreement.

Registration Rights Agreement

We are party to a registration rights agreement with certain of our shareholders and officers, including TMG, Vertical Fund I, L.P., Vertical Fund II, L.P. and KCH Stockholm AB, whom we refer to as the holders. Pursuant to the registration rights agreement, we have agreed to (i) use our reasonable best efforts to effect up to three registered offerings of at least $10 million each upon a demand of TMG or its affiliates and one registered offering of at least $10 million upon a demand of The Vertical Group, L.P., (ii) use our reasonable best efforts to become eligible for use of Form S-3 for registration statements and once we become eligible TMG or its affiliates shall have the right to demand an unlimited number of registrations of at least $10 million each on Form S-3 and (iii) maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete. Pursuant to the registration rights agreement, all holders also have incidental or “piggyback” registration rights with respect to any registrable shares, subject to certain volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. Under the agreement, we have agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.

In October 2012 in connection with our acquisition of OrthoHelix, we entered into lock-up and leak-out agreements with certain former equity holders of OrthoHelix pursuant to which such holders agreed not to sell, offer to sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, the ordinary shares that such holders received in connection with our acquisition of OrthoHelix until on or after February 1, 2013. In addition, such holders also agreed, if reasonably requested by us and an underwriter of our equity securities engaged by us, and so long as such shareholders hold 500,000 or more of our ordinary shares in the aggregate, to enter into an additional similar agreement regarding restrictions on transfer of the ordinary shares they acquired in connection with our acquisition of OrthoHelix for that period of time as reasonably requested by the underwriter. In exchange for such agreement, we agreed to provide such holders “piggyback” registration rights under our registration rights agreement described above, and if requested by such holders, to include in any such registration at least $20 million in ordinary shares held by such holders.

Agreements with Entities Affiliated with Vertical Funds

On February 9, 2007, we signed an exclusive, worldwide license and supply agreement with Tepha for its poly-4-hydroxybutyrate polymer for a license fee of $110,000, plus an additional $750,000 as consideration for certain research and development. Tepha is further entitled to royalties of up to 5% of sales under these licenses. We amended this agreement in December 2011 to include certain additional rights and an option to license additional products. We paid less than $0.1 million of minimum royalty payments during 2012 to Tepha under the terms of this agreement. Additionally, we made payments of $0.1 million during 2012 related to the purchase of materials. Vertical Fund I, L.P. and Vertical Fund II, L.P. in the aggregate own approximately 20% of Tepha’s outstanding common and preferred stock. In addition, Mr. Emmitt serves on Tepha’s board of directors.

On January 22, 2008, we signed an agreement with BioSET to develop, commercialize and distribute products incorporating BioSET’s F2A synthetic growth factor technology in the field of orthopaedic and podiatric soft tissue repair. As amended on February 10, 2010, this agreement granted us an option to purchase an exclusive, worldwide license for such products in consideration for a payment of $1 million. We exercised this option on February 10, 2010. Upon FDA approval of certain products, an additional $2.5 million will become due. BioSET is entitled to royalties of up to 6% for sales of products under this agreement. We have not accrued or paid any royalties under the terms of this agreement. Vertical Fund I, L.P. and Vertical Fund II, L.P. in the aggregate own approximately 26% of BioSET’s outstanding capital stock.

Repayment of Notes with Initial Public Offering Net Proceeds

During 2011, we used approximately $116.1 million (€86.4 million) of the net proceeds from our initial public offering to repay all of our notes payable, including accrued interest thereon, some of which notes were held by certain of the selling shareholders. The notes carried a fixed interest rate of 8.0% per annum with interest payments accrued in kind semi-annually. The following table describes the amounts paid in principal and interest to each of the selling shareholders or their affiliates:

Name	Principal amount	Accrued interest	Total
Warburg Pincus (Bermuda) Private Equity IX, L.P.	€35,904,000	€8,241,916	€44,145,916
Vertical Fund I, L.P.	3,153,000	825,787	3,978,787
Vertical Fund II, L.P.	929,000	243,310	1,172,310

TAXATION

Material Dutch Tax Consequences

The information set out below is a general summary of material Dutch tax consequences in connection with the acquisition, ownership and transfer of ordinary shares. The summary does not purport to be a comprehensive description of all the Dutch tax considerations that may be relevant for a particular holder of ordinary shares. Such holders may be subject to special tax treatment under any applicable law and this summary is not intended to be applicable in respect of all categories of holders of ordinary shares. The summary is based upon the tax laws of The Netherlands as in effect on the date of this prospectus supplement, including official regulations, rulings and decisions of The Netherlands and its taxing and other authorities available in printed form on or before such date and now in effect. These tax laws are subject to change, which could apply retroactively and could affect the continuing validity of this summary. All references in this summary to The Netherlands and Dutch law are to the European part of the Kingdom of The Netherlands and its law, respectively, only. As this is a general summary, we recommend investors and shareholders consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and transfer of ordinary shares, including, in particular, the application of their particular situations of the tax considerations discussed below.

For Dutch tax purposes, a holder of ordinary shares may include an individual who or an entity that does not have the legal title of the ordinary shares, but to whom nevertheless the ordinary shares are attributed based either on such individual or entity holding a beneficial interest in the ordinary shares or based on specific statutory provisions, including statutory provisions pursuant to which the ordinary shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the ordinary shares.

The following summary does not address the tax consequences arising in any jurisdiction other than The Netherlands in connection with the acquisition, ownership and transfer of ordinary shares.

Dividend Withholding Tax

We do not currently anticipate paying any dividends. If we were to pay dividends currently, the following discussion summarizes the relevant Dutch tax consequences to you. Dividends paid on ordinary shares to a holder of such ordinary shares are generally subject to withholding tax of 15% imposed by The Netherlands. Generally, the dividend withholding tax will not be borne by us, but will be withheld by us from the gross dividends paid on the ordinary shares. The term “dividends” for this purpose includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of shares or, generally, consideration for the repurchase of shares in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•

the nominal value of shares issued to a shareholder or an increase of the nominal value of shares, as the case may be, to the extent that it does not appear that a contribution to the capital recognized for Dutch dividend withholding tax purposes was made or will be made; and

•

partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), within the meaning of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965), unless the general meeting of shareholders of Tornier has resolved in advance to make such a repayment and provided that the nominal value of the shares concerned has been reduced by a corresponding amount by way of an amendment of our articles of association.

A holder of ordinary shares who is, or who is deemed to be, a resident of The Netherlands can generally credit the withholding tax against his Dutch income tax or Dutch corporate income tax liability and is generally entitled to a refund of dividend withholding taxes exceeding his aggregate Dutch income tax or Dutch corporate income tax liability, provided certain conditions are met, unless such holder of ordinary shares is not considered to be the beneficial owner of the dividends.

A holder of ordinary shares who is the recipient of dividends, or the Recipient, will not be considered the beneficial owner of the dividends for this purpose if:

•	as a consequence of a combination of transactions, a person other than the Recipient wholly or partly benefits from the dividends;

•	whereby such other person retains, directly or indirectly, an interest similar to that in the ordinary shares on which the dividends were paid; and

•	that other person is entitled to a credit, reduction or refund of dividend withholding tax that is less than that of the Recipient (“Dividend Stripping”).

With respect to a holder of ordinary shares, who is not and is not deemed to be a resident of The Netherlands for purposes of Dutch taxation and who is considered to be a resident of (a) Aruba, Curacao or St. Maarten under the provisions of the Tax Arrangement for the Kingdom of The Netherlands (Belastingregeling voor het Koninkrijk); (b) Bonaire, St. Eustatius or Saba under the provisions of the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland); or (c) a country other than The Netherlands under the provisions of a double taxation convention The Netherlands has concluded with such country , the following may apply. Such holder of ordinary shares may, depending on the terms of and subject to compliance with the procedures for claiming benefits under the Tax Arrangement for the Kingdom of The Netherlands, the Tax Regulation for the country of the Netherlands, or such double taxation convention, be eligible for a full or partial exemption from or a reduction or refund of Dutch dividend withholding tax.

In addition, an exemption from Dutch dividend withholding tax will generally apply to dividends distributed to certain qualifying entities, provided that the following tests are satisfied:

(i)	the entity is a resident of another EU member state or of a designated state that is a party to the Agreement on the European Economic Area (currently Liechtenstein, Iceland and Norway), according to the tax laws of such state;

(ii)	the entity at the time of the distribution has an interest in us to which the participation exemption as meant in Article 13 of the Dutch Corporate Income Tax Act 1969 or to which the participation credit as meant in Article 13aa of the Dutch Corporate Income Tax Act 1969 would have been applicable, had such entity been a tax resident of The Netherlands;

(iii)	the entity does not perform a similar function as an exempt investment institution (vrijgestelde beleggingsinstelling) or fiscal investment institution (fiscale beleggingsinstelling), as defined in the Dutch Corporate Income Tax Act 1969; and

(iv)	the entity is, in its state of residence, not considered to be resident outside the member states of the European Union or the designated states that are party to the Agreement on the European Economic Area under the terms of a double taxation convention concluded with a third state.

The exemption from Dutch dividend withholding tax is not available if pursuant to a provision for the prevention of fraud or abuse included in a double taxation treaty between the Netherlands and the country of residence of the non-resident holder of ordinary shares, such holder would not be entitled to the reduction of tax on dividends provided for by such treaty. Furthermore, the exemption from Dutch dividend withholding tax will only be available to the beneficial owner of the dividend.

Furthermore, certain entities that are resident in (a) another EU member state; (b) in a designated state that is a party to the Agreement on the European Economic Area (currently Liechtenstein, Iceland and Norway); or (c) provided that such entity holds our ordinary shares as portfolio investment (i.e., such ordinary shares are not held with a view to the establishment or maintenance of lasting and direct economic links between you and us and such ordinary shares do not allow you to participate effectively in the management or control of our company), in a designated jurisdiction which has an arrangement for the exchange of tax information with the Netherlands, and that are not subject to taxation levied by reference to profits in their state of residence, may be entitled to a refund of Dutch dividend withholding tax, provided:

(i)	such entity, had it been a resident in the Netherlands, would not be subject to corporate income tax in the Netherlands;

(ii)	such entity can be considered to be the beneficial owner of the dividends;

(iii)	such entity does not perform a similar function to that of a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling) as defined in the Dutch Corporate Income Tax Act 1969; and

(iv)	certain administrative conditions are met.

Dividend distributions to a U.S. holder of ordinary shares (with an interest of less than 10% of the voting rights in us) are subject to 15% dividend withholding tax, which is equal to the rate such U.S. holder may be entitled to under the Convention Between the Kingdom of The Netherlands and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, executed in Washington on December 18, 1992, as amended from time to time, or The Netherlands-U.S. Convention. As such, there is no need to claim a refund of the excess of the amount withheld over the tax treaty rate.

On the basis of article 35 of The Netherlands-U.S. Convention, qualifying U.S. pension trusts are under certain conditions entitled to a full exemption from Dutch dividend withholding tax. Such qualifying exempt U.S. pension trusts must provide us form IB 96 USA, along with a valid certificate, for the application of relief at source from dividend withholding tax. If we receive the required documentation prior to the relevant dividend payment date, then we may apply such relief at source. If a qualifying exempt U.S. pension trust fails to satisfy these requirements prior to the payment of a dividend, then such qualifying exempt pension trust may claim a refund of Dutch withholding tax by filing form IB 96 USA with the Dutch tax authorities. On the basis of article 36 of The Netherlands-U.S. Convention, qualifying exempt U.S. organizations are under certain conditions entitled to a full exemption from Dutch dividend withholding tax. Such qualifying exempt U.S. organizations are not entitled to claim relief at source, and instead must claim a refund of Dutch withholding tax by filing form IB 95 USA with the Dutch tax authorities.

The concept of Dividend Stripping, described above, may also be applied to determine whether a holder of ordinary shares may be eligible for a full or partial exemption from, reduction or refund of Dutch dividend withholding tax, as described in the preceding paragraphs.

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, in connection with distributions received by us from our foreign subsidiaries, we are allowed, subject to certain conditions, to reduce the amount to be remitted to Dutch tax authorities by the lesser of:

(i)	3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

(ii)	3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, insofar as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above- mentioned deductions.

For purposes of determining the 3% threshold under (i) above, a distribution by us is not taken into account in case the Dutch dividend withholding tax withheld in respect thereof may be fully refunded, unless the recipient of such distribution is a qualifying entity that is not subject to corporate income tax.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to pay to Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold from dividends.

Taxes on Income and Capital Gains

The description of taxation set out in this section of this prospectus supplement is not intended for any holder of ordinary shares, who:

•	is an individual and for whom the income or capital gains derived from ordinary shares are attributable to employment activities, the income from which is taxable in The Netherlands;

•	holds a Substantial Interest or a deemed Substantial Interest in us (as defined below);

•	is an entity that is a resident or deemed to be a resident of The Netherlands and that is not subject to or is exempt, in whole or in part, from Dutch corporate income tax;

•

is an entity for which the income and/or capital gains derived in respect of ordinary shares are exempt under the participation exemption (deelnemingsvrijstelling) as set out in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969); or

•

who is a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling) as defined in the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

Generally a holder of ordinary shares will have a substantial interest in us, or a Substantial Interest, if he holds, alone or together with his partner (statutorily defined term), whether directly or indirectly, the ownership of, or certain other rights over, shares representing 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or rights to acquire shares, whether or not already issued, that represent at any time 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares) or the ownership of certain profit participating certificates that relate to 5% or more of the annual profit or to 5% or more of our liquidation proceeds. A holder of ordinary shares will also have a Substantial Interest in us if one of certain relatives of that holder or of his partner has a Substantial Interest in us. If a holder of ordinary shares does not have a Substantial Interest, a deemed Substantial Interest will be present if (part of) a Substantial Interest has been disposed of, or is deemed to have been disposed of, without recognizing taxable gain.

Residents of The Netherlands—Individuals. An individual who is resident or deemed to be resident in The Netherlands, or who opts to be taxed as a resident of The Netherlands for purposes of Dutch taxation, or a Dutch Resident Individual, and who holds ordinary shares is subject to Dutch income tax on income or capital gains derived from the ordinary shares at the progressive rate (up to 52%—rate for 2013) if:

(i)	the holder derives profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), to which enterprise the ordinary shares are attributable; or

(ii)	the holder derives income or capital gains from the ordinary shares that are taxable as benefits from “miscellaneous activities” (resultaat uit overige werkzaamheden, as defined in the Dutch Income Tax Act 2001; Wet inkomstenbelasting 2001), which include the performance of activities with respect to the ordinary shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

If conditions (i) and (ii) mentioned above do not apply, any holder of ordinary shares who is a Dutch Resident Individual will be subject to Dutch income tax on a deemed return regardless of the actual income or capital gains benefits derived from the ordinary shares. This deemed return has been fixed at a rate of 4% of the individual’s yield basis (rendementsgrondslag) insofar as this exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets (including the ordinary shares) held by the Dutch Resident Individual less the fair market value of certain qualifying liabilities, both determined on January 1 of the relevant year. The deemed return of 4% will be taxed at a rate of 30% (rate for 2013).

Residents of The Netherlands—Entities. An entity that is resident, or deemed to be resident, in The Netherlands, or a Dutch Resident Entity, will generally be subject to Dutch corporate income tax with respect to income and capital gains derived from the ordinary shares. The Dutch corporate income tax rate is 20% for the first €200,000 of taxable income and 25% for taxable income exceeding €200,000 (rates applicable for 2013).

Non-Residents of The Netherlands. A person who is not a Dutch Resident Individual or Dutch Resident Entity, a Non-Dutch Resident, who holds ordinary shares is generally not subject to Dutch income or corporate income tax (other than dividend withholding tax described above) on the income and capital gains derived from the ordinary shares, provided that:

•

such Non-Dutch Resident does not derive profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder) which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares are attributable or deemed attributable;

•

in the case of a Non-Dutch Resident who is an individual, such individual does not derive income or capital gains from the ordinary shares that are taxable as benefits from “miscellaneous activities” in The Netherlands (resultaat uit overige werkzaamheden, as defined the Dutch Income Tax Act 2001), which include the performance of activities with respect to the ordinary shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer);

•

in case such Non-Dutch Resident is an individual, such Non-Dutch Resident is neither entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise the ordinary shares or payments in respect of the ordinary shares are attributable; and

•

in case such Non-Dutch Resident is an entity, such entity is neither entitled to a share in the profits of an enterprise nor co-entitled to the net worth of such enterprise effectively managed in The Netherlands, other than by way of the holding of securities, to which enterprise the ordinary shares or payments in respect of such ordinary shares are attributable.

Gift or Inheritance Taxes

No Dutch gift or inheritance taxes will be levied on the transfer of ordinary shares by way of gift by or on the death of a holder, who is neither a resident nor deemed to be a resident of The Netherlands for the purpose of the relevant provisions, unless:

(i)	the transfer is construed as an inheritance or bequest or as a gift made by or on behalf of a person who, at the time of the gift or death, is or is deemed to be a resident of The Netherlands for the purpose of the relevant provisions; or

(ii)	such holder dies while being a resident or deemed resident of The Netherlands within 180 days after the date of a gift of the ordinary shares.

For purposes of Dutch gift and inheritance tax, an individual who is of Dutch nationality will be deemed to be a resident of The Netherlands if he has been a resident in The Netherlands at any time during the ten years preceding the date of the gift or his death. For purposes of Dutch gift tax, an individual will, irrespective of his nationality, be deemed to be a resident of The Netherlands if he has been a resident in The Netherlands at any time during the 12 months preceding the date of the gift.

Value Added Tax

There is no Dutch value added tax payable by a holder of ordinary shares in respect of payments in consideration for the offer of the ordinary shares (other than value added tax payable in respect of services not exempt from Dutch value added tax).

Other Taxes and Duties

No Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty other than court fees is payable in The Netherlands by a holder of ordinary shares in connection with the acquisition, ownership and transfer of ordinary shares.

Residence

A holder of ordinary shares will not become or be deemed to become a resident of The Netherlands solely by reason of holding these ordinary shares.

Material U.S. Federal Income Tax Consequences

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended, or IRC, The Netherlands-U.S. Convention, existing Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly with retroactive effect). This summary applies only if you hold your ordinary shares as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, certain types of investors, such as:

•	persons subject to the imposition of the U.S. federal alternative minimum tax;

•	partnerships or other pass-through entities treated as partnerships for U.S. federal income tax purposes;

•	insurance companies;

•	tax-exempt persons;

•	financial institutions;

•	regulated investment companies;

•	dealers or traders in securities, currencies or notional principal contracts;

•	persons who hold ordinary shares as part of a hedging, straddle, constructive sale or conversion transaction;

•	persons who acquired ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons whose functional currency is not the U.S. dollar; and

•	persons owning (directly, indirectly or constructively under applicable attribution rules) 10% or more of our voting shares may be subject to different tax rules not discussed below. Further, this discussion does not address the U.S., state, local, federal estate and gift tax consequences to holders of ordinary shares.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a member of such an entity will generally depend on the status of the member and the activities of the entity treated as a partnership. If you are a member of an entity treated as a partnership for U.S. federal income tax purposes holding our ordinary shares, you should consult your tax advisor. Persons considering the purchase of the ordinary shares should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state or local jurisdiction or any jurisdictions outside of the United States.

U.S. Federal Income Tax Consequences to U.S. Holders

This discussion applies to you only if you are a beneficial owner of ordinary shares and are, for U.S. federal income tax purposes a “U.S. holder,” which means (1) an individual who is citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any state of the United States (or the District of Columbia), (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. The U.S. federal income tax consequences to non-U.S. holders is set forth below.

This discussion assumes that we are not, and will not become, a passive foreign investment company, or PFIC (as described below).

Taxation of Dividends

We do not currently anticipate paying any dividends. If we were to pay dividends currently, the following discussion summarizes the relevant U.S. tax consequences to you.

The gross amount of any distribution, including Dutch withholding tax thereon, with respect to our ordinary shares (other than certain pro rata distributions of ordinary shares) will be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits as determined under U.S. federal tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. We may determine not to maintain calculations of our earnings and profits under U.S. federal income tax principles. If we do not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Subject to applicable limitations, including minimum holding period requirements, dividends paid to noncorporate holders, in taxable years beginning on or after January 1, 2013, will be taxable at a maximum rate of 20%. You should consult your tax advisor regarding the availability of this preferred tax rate under your particular circumstances. As of January 1, 2013, an additional 3.8% “net investment income tax” may apply to dividends received by certain U.S. holders of our ordinary shares, including individuals, estates and trusts. Individuals with U.S. modified adjusted gross income over income thresholds of $250,000 for married filing jointly taxpayers and $200,000 for single taxpayers will be subject to the additional net investment income tax. Estates and trusts are subject to lower thresholds. You should consult your tax advisor regarding the application of the net investment income tax to your specific situation.

Subject to the next sentence, dividends paid on ordinary shares will constitute income from sources outside of the United States for foreign tax credit limitation purposes and will not be eligible for the dividends-received deduction to U.S. corporate shareholders. However, some portion of any dividend received with respect to the ordinary shares may be treated as U.S. source income under the rules of Section 904(h) of the IRC regarding “United States-owned foreign corporations.” These rules apply where United States persons directly or indirectly own 50 percent or more of either the total combined voting power of all classes of stock entitled to vote or the total value of the stock of the foreign corporation. You should consult your tax advisor regarding the source of any dividend received.

The value of any distribution paid in Euro will be the U.S. dollar value of the Euro on the date of your receipt of the dividend, determined at the spot rate in effect on such date, regardless of whether you convert the payments into U.S. dollars. Gain or loss, if any, recognized by you on the subsequent sale, conversion or disposition of Euro will be ordinary income or loss, and will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, tax withheld in The Netherlands at the rate provided in The Netherlands-U.S. Convention will be treated as a foreign tax that you may elect to deduct in computing your U.S. federal taxable income or credit against your U.S. federal income tax liability. Amounts paid in respect of dividends on ordinary shares will be treated as “passive income” for purposes of calculating the amount of the foreign tax credit available to a U.S. shareholder. Foreign tax credits allowable with respect to each category of income cannot exceed the U.S. federal income tax payable on such category of income. Where dividends qualify for the preferred tax rate described above, the amount of the dividend used to compute a taxpayer’s foreign tax credit limitation must be reduced by the “rate differential portion” of such dividend calculated under rules similar to Section 904(b)(2)(B) of the IRC. Any amount withheld by us and paid over to the Dutch Tax Administration in excess of the rate applicable under The Netherlands-U.S. Convention will not be eligible for credit against your U.S. federal income tax liability. However, you may be able to obtain a refund of such excess amount by filing the appropriate forms with the Dutch Tax Administration requesting such refund and providing the required information.

Under certain circumstances, we will be allowed to reduce the amount of dividend withholding tax imposed on United States shareholders that is paid over to the Dutch Tax Administration by crediting withholding tax imposed on certain dividends paid to us by certain of our non-Dutch subsidiaries. In such event, the Dutch withholding tax imposed on dividends paid to you may not be fully creditable against your U.S. federal income tax liability. As noted above, we do not currently anticipate paying dividends. If we pay dividends in the future, we will endeavor to provide to you the information that you will need to calculate the amount of your foreign tax credit.

Sale, Exchange or Other Taxable Disposition of the Ordinary Shares

You will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and your tax basis for such ordinary shares. Such gain or loss will be a capital gain or loss and will be long-term capital gain if the ordinary shares were held for more than one year. Long-term capital gains of noncorporate holders are currently taxed at a maximum rate of 20%. The additional 3.8% net investment income tax (described above) may apply to gains recognized upon the sale, exchange or other taxable disposition of ordinary shares by certain U.S. holders of our ordinary shares (individuals, estates and trusts) who meet the modified adjusted gross income thresholds (discussed above). Any such gain or loss generally would be treated as income or loss from sources within the United States for foreign tax credit limitation purposes. If you receive Euro upon a sale, exchange or other taxable disposition of ordinary shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such Euro will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Redemption of Ordinary Shares

The redemption by us of our ordinary shares will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under “Sale, Exchange or Other Taxable Disposition of the Ordinary Shares”) or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under “Taxation of Dividends”).

Passive Foreign Investment Company

A non-U.S. corporation will generally be considered a PFIC for U.S. federal income tax purposes for any taxable year if, after applying certain look-through rules, either (i) 75% or more of its gross income in such taxable year is passive income (the income test) or (ii) the average percentage (determined on the basis of a quarterly average) of the value of its assets that produce or are held for the production of passive income is at least 50% (the asset test). For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

The Company believes that it will not be considered a PFIC for U.S. federal income tax purposes for the current year and the Company does not expect to become a PFIC in the foreseeable future. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the Company will not be considered a PFIC for any taxable year. If the Company were treated as a PFIC for any taxable year during which you held an ordinary share, certain adverse income tax and reporting consequences could apply.

You are urged to consult your tax advisor regarding the potential application of the PFIC rules to your investment in our ordinary shares.

Backup Withholding and Information Reporting

Payment of dividends and proceeds from a sale or other taxable disposition that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding at a rate of 28% unless (i) you are an exempt recipient or (ii) in the case of backup withholding, you provide us with your correct taxpayer identification number on Internal Revenue Service Form W-9 and certify that you are not subject to backup withholding. The amount of any backup withholding withheld from a payment to you is not an additional tax and it will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Under the Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as ‘‘FATCA’’) certain U.S. taxpayers holding financial assets outside the United States must report those assets to the IRS, generally using Internal Revenue Service Form 8938, “Statement of Specified Foreign Financial Assets.” U.S. holders who are individuals and who hold interests in foreign financial assets exceeding $50,000 for single taxpayers ($100,000 for married filing jointly taxpayers) to report our name and address (and the information necessary to identify our ordinary shares held by such individual) in an attachment to such individual’s annual tax return, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). Form 8938 and its related instructions provide detailed information as to foreign financial assets that must be reported, exempt assets and available exemptions from reporting for such assets held in certain financial accounts.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Sale, Exchange or Redemption of the Ordinary Shares

If you are not a U.S. holder (as defined above) and you sell, exchange or redeem ordinary shares, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

•

the gain is effectively connected with a trade or business that you conduct in the United States through an office or other fixed place of business (subject to additional considerations if you are eligible for the benefits of an income tax treaty with the United States), or

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the ordinary shares, and certain other conditions are satisfied.

Backup Withholding and Information Reporting

United States rules concerning backup withholding and information reporting are described above. These rules apply to non-U.S. holders as follows:

Backup withholding and information reporting may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. holder in order to avoid the application of such backup withholding and information reporting requirements. You should consult with your tax advisor concerning the application of the backup withholding and information reporting rules.

To the extent that any dividends we pay are treated as U.S. source income (see the discussion above under “U.S. Federal Income Tax Consequences to U.S. Holders—Taxation of Dividends”), FATCA may apply to certain non-U.S. Holders. FATCA generally imposes a U.S. withholding tax of 30% on U.S. source dividend income, if any, paid on our ordinary shares and on the U.S. source gross proceeds, if any, of a disposition of our ordinary shares paid to (i) a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person that directly or indirectly owns more than 10% of the entity. Recently released Treasury regulations provide for a phased implementation of these withholding tax provisions. Specifically, withholding with respect to U.S.-source dividends will begin on January 1, 2014, and withholding with respect to U.S.-source proceeds payments will begin on January 1, 2017. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in our common stock.

Prospective investors are urged to consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming ordinary shares under the laws of their respective jurisdictions in light of their own particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the selling shareholders are offering the ordinary shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book running managers of the offering and as representatives of the underwriters. We and the selling shareholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling shareholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	7,000,000

The underwriters are committed to purchase all the ordinary shares offered by us and the selling shareholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 675,000 additional ordinary shares from us and up to 375,000 additional ordinary shares from the selling shareholders. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to us and the selling shareholders per ordinary share. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without full option exercise	With full option exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $560,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to limited exceptions, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of our ordinary shares or securities convertible into or exercisable or exchangeable for any of our ordinary shares or (ii) enter into any swap or other arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 90 days after the date of this prospectus supplement, other than the ordinary shares to be sold hereunder and any ordinary shares issued upon the exercise of options granted under our existing plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors and executive officers, the selling shareholders and certain of our other significant shareholders have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any of our ordinary shares or any securities convertible into or exchangeable or exercisable for our ordinary shares, whether now owned or hereafter acquired by such director, executive officer or shareholder or which such director, executive officer or shareholder has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any ordinary shares or such other securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act or (2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of our ordinary shares or such other securities, whether any such swap or transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. The foregoing restrictions do not apply to (i) sales of shares in this offering, (ii) bona fide gifts, (iii) transfers to any immediate family member or any trust for the direct or indirect benefit of such director, executive officer or shareholder or the immediate family of such director, executive or shareholder, (iv) distributions to limited partners, members or stockholders of such director, executive officer or shareholder, (v) transfers to such director’s, executive’s or shareholder’s affiliates or to any investment fund or other entity controlled or managed by such director, executive or shareholder, (vi) in connection with the exercise of any stock option or the vesting (or forfeiture) of any restricted stock unit granted under any company plan, including in the case of stock options any form of cashless exercise or transfers to us or sales of shares in market transactions pursuant to the terms of any existing Rule 10b5-1 plan to cover tax payments resulting from the exercise of any stock option or vesting of any restricted stock unit, (vii) transfers upon death by will or intestacy; provided further that, in the case of any transfers pursuant to clauses (i) through (v) above, it shall be a pre-condition to any such transfer or distribution that (w) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated receive a signed lock-up agreement for the balance of the restricted period from each donee, trustee, distributee or transferee, as the case may be, (x) any such transfer or distribution shall not involve a disposition for value, (y) such transfer or distribution is not required to be reported with the SEC in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, and no other public announcement of such transfer or distribution is required and (z) no party to such transfer or distribution voluntarily effects any public announcement, filing or report regarding such transfer or distribution.

Such directors, executive officers and shareholders may also enter into new Rule 10b5-1 trading plans as long as (1) no trades of ordinary shares will occur under the trading plan during the restricted period, (2) no reporting under the Exchange Act and no other public announcement is required in connection with entering into such a plan and (3) no voluntary public announcement, filing or report in connection with entering into such a plan is made the during the restricted period.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “TRNX”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NASDAQ Global Select Market, in the over the counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our ordinary shares on the NASDAQ Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Because affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our credit facility and will receive more than 5% of the net proceeds of this offering due to the repayment of a portion of the loans under our credit facility by us, each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our ordinary shares. In accordance with Rule 5121, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds” on page S-47.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is an Administrative Agent, Swingline Lender, Issuing Bank and lender under our credit facility and an affiliate of J.P. Morgan Securities LLC is a lender under our credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

SELLING RESTRICTIONS

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the joint book-running managers for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

The Netherlands

Any of the securities which are the subject of the offering contemplated by this prospectus, have not been and shall not be offered, sold, transferred or delivered to the public in the Netherlands unless in reliance on Article 3(2) of the Prospectus Directive and provided:

(i) such offer is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive and which includes authorized discretionary asset managers acting for the account of retail investors under a discretionary investment management contract) in the Netherlands;

(ii) standard logo and exemption wording is disclosed, as required by article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (the ‘‘FSA’’); or

(iii) such offer is otherwise made in circumstances in which article 5:20(5) of the FSA is not applicable.

For the purposes of the above, the expressions (i) an ‘‘offer to the public’’ in relation to any securities in the Netherlands; and (ii) ‘‘Prospectus Directive’’, have the meaning given to them under ‘‘European Economic Area’’ above.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

This document, as well as any other material relating to our ordinary shares, which are the subject of the offering contemplated by this prospectus, does not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This document, as well as any other material relating to the shares, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for the document. The shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial advisors.

LEGAL MATTERS

Stibbe N.V., Amsterdam, The Netherlands, will pass upon the validity of the ordinary shares offered by this prospectus supplement. The underwriters are represented by Latham & Watkins LLP, Costa Mesa.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 30, 2012, and the effectiveness of our internal control over financial reporting as of December 30, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2012 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus supplement by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains information we file electronically with the Securities and Exchange Commission, which you can access over the internet at www.sec.gov.

In addition to our annual report on Form 10-K that we prepare and file with the Securities and Exchange Commission each year, we also prepare Dutch statutory annual accounts each year, which are comprised of our audited annual financial statements prepared in accordance with Dutch generally accepted accounting principles, and which we submit to the general meeting of our shareholders at our annual general meeting of shareholders each year for confirmation and adoption. You can access our Dutch statutory annual accounts over the internet on our corporate website at www.tornier.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The information incorporated by reference is an important part of this prospectus supplement, and the information we later file with the Securities and Exchange Commission will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the Securities and Exchange Commission by us and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our ordinary shares covered by this prospectus supplement (except, in each case, for information furnished to the Securities and Exchange Commission that is not deemed to be “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the year ended December 30, 2012;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2013;

•	our current report on Form 8-K filed on February 21, 2013; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

You may also request a copy of the information we incorporate by reference in this prospectus supplement at no cost by contacting Kevin M. Klemz, Vice President, Chief Legal Officer and Secretary, Tornier N.V., Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, or by telephone at (+ 31) 20 675 4002, or by email at kklemz@tornier.com.

Prospectus

$200,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Offered by Tornier N.V.

8,000,000 Ordinary Shares

Offered by Selling Shareholders

This prospectus relates to the securities identified above that we may sell from time to time in one or more offerings up to a total public offering price of $200,000,000 on terms to be determined at the time of sale. In addition, selling shareholders to be named in a prospectus supplement may, from time to time in one or more offerings, offer and sell up to 8,000,000 of our ordinary shares. In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of ordinary shares that each of the selling shareholders will be selling. We will not receive any proceeds from the sale of our ordinary shares by selling shareholders, but we may pay certain registration and offering fees and expenses.

The prospectus provides a general description of the securities we or the selling shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein before you invest in our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling shareholders may offer and sell ordinary shares from time to time, together or separately. If we or the selling shareholders use underwriters, dealers or agents to sell securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of the securities and the net proceeds we or any selling shareholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our ordinary shares trade on The NASDAQ Global Select Market under the symbol “TRNX.” On April 5, 2013, the last reported sale price of our ordinary shares was $18.03 per share.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell securities in one or more offerings up to a total dollar amount of $200,000,000, and the selling shareholders to be named in a prospectus supplement to this prospectus may sell up to an aggregate amount of 8,000,000 ordinary shares in one or more offerings. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

This prospectus describes the terms of our securities and the general manner in which the securities will be offered by us and the ordinary shares will be offered the selling shareholders. Each time we sell securities or the selling shareholders sell ordinary shares under this prospectus, we or the selling shareholders will provide one or more prospectus supplements that will contain more specific information about the terms of the offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

Unless the context requires otherwise, in this prospectus, the terms “Tornier,” the “Company,” “we,” “us,” “our” and similar references refer to Tornier N.V. and its subsidiaries; the term “ordinary shares” refers to our ordinary shares, par value €0.03 per share; the term “securities” refers our ordinary shares, debt securities, warrants and units; and the term “selling shareholders” refers to certain of our shareholders who may sell ordinary shares under this prospectus and who will be named in a prospectus supplement.

SUMMARY

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors referred to in the section entitled “Risk Factors” and elsewhere in this prospectus.

The following summary does not contain all the information that may be important to you. You should read this entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

Tornier N.V.

We are a global medical device company focused on surgeons that treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. We refer to these surgeons as extremity specialists. We sell to this extremity specialist customer base a broad line of joint replacement, trauma, sports medicine and biologic products to treat extremity joints. Our motto of “specialists serving specialists” encompasses this focus. In certain international markets, we also offer joint replacement products for the hip and knee. We currently sell approximately 100 product lines in approximately 40 countries.

We believe we are differentiated by our full portfolio of upper and lower extremity products, our extremity-focused sales organization and our strategic focus on extremities. We further believe that we are well positioned to benefit from the opportunities in the extremity products marketplace, primarily in the shoulder and ankle joint replacement markets and also the foot and ankle trauma market with our acquisition of OrthoHelix Surgical Designs, Inc., or OrthoHelix. We also have expanded our technology base and product offering to include: new joint replacement products based on new materials; improved trauma products based on innovative designs; and proprietary biologic materials for soft tissue repair. In the United States, which is the largest orthopaedic market, we believe that our “specialists serving specialists” market approach is strategically aligned with what we believe is an ongoing trend in orthopaedics for surgeons to specialize in certain parts of the anatomy or certain types of procedures.

Our principal products are organized in four major categories: upper extremity joints and trauma, lower extremity joints and trauma, sports medicine and biologics, and large joints and other. Our upper extremity joints and trauma products include joint replacement and bone fixation devices for the shoulder, hand, wrist and elbow. Our lower extremity joints and trauma products, which include our OrthoHelix portfolio, include joint replacement and bone fixation devices for the foot and ankle. Our sports medicine and biologics product category includes products used across several anatomic sites to mechanically repair tissue-to-tissue or tissue-to-bone injuries, in the case of sports medicine, or to support or induce remodeling and regeneration of tendons and ligaments, in the case of biologics. Our large joints and other products include hip and knee joint replacement implants and ancillary products.

In the United States, we sell products from our upper extremity joints and trauma, lower extremity joints and trauma, and sports medicine and biologics product categories; we do not currently market large joints in the United States. While we market our products to extremity specialists, our revenue is generated from sales to healthcare institutions and distributors. In the United States, we currently sell through our Tornier and OrthoHelix sales channels, which both consist of independent, commission-based sales agencies and commissioned employee sales representatives, with variations based upon individual territories. As we integrate OrthoHelix, we plan to organize our sales channels to focus on upper extremities and lower extremities to allow us to increase our selling opportunities by improving our overall procedure coverage, leveraging our entire product portfolio, and accessing new specialists and accounts. Although this may result in some disruption within our U.S. distribution channels, we believe that this strategy will be a significant competitive advantage longer term. Internationally, we sell our full product portfolio, including upper extremity joints and trauma, lower extremity joints and trauma, sports medicine and biologics and large joints. We utilize several distribution approaches depending on the individual market requirements, including direct sales organizations in the largest European markets, Australia, Japan and Canada and independent distributors for most other international markets. As we receive required regulatory approvals, we will begin to selectively introduce the OrthoHelix product portfolio into select international markets. In 2012, we generated revenue of $277.5 million, of which 56% was in the United States and 44% of which was international.

Corporate Information

Our principal executive offices are located at Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands. Our telephone number at this address is (+ 31) 20 577 1177. Our agent for service of process in the United States is CT Corporation, 1209 Orange St., Wilmington, DE 19801. Our website is located at www.tornier.com. The information contained on or connected to our website is not a part of this prospectus.

This prospectus and the documents incorporated by reference into this prospectus contain references to our trademarks Aequalis®, Affiniti®, Ascend®, Simpliciti™, Salto®, Salto Talaris® and Tornier® among others. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Unless the context specifically indicates otherwise, references in this prospectus to “we,” “us,” “our,” the “Company” and “Tornier” refer collectively to Tornier N.V. and its consolidated subsidiaries.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 30, 2012, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our ordinary shares or value of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement or free writing prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements (including oral representations) are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 30, 2012, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. For more information regarding risks, uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 30, 2012, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities from primary offerings under this prospectus for general corporate purposes, including clinical and product development, capital expenditures, the acquisition of technologies, products or businesses (although we are not currently party of any binding agreements or commitments with respect to any such acquisitions), repayment and refinancing of debt and working capital. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of ordinary shares in a secondary offering by the selling shareholders. The selling shareholders will pay any underwriting or broker discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the ordinary shares in a secondary offering. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a historical basis for each of the periods presented. Our net losses were insufficient to cover fixed charges in each of the periods presented. Because of these deficiencies, the ratio information is not applicable for such periods.

Year ended
	December 30, 2012	January 1, 2012	January 2, 2011	December 27, 2009	December 28, 2008
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)	For the years ended December 30, 2012, January 1, 2012, January 2, 2011, December 27, 2009 and December 28, 2008, we had no earnings and, therefore, are unable to calculate the ratio of fixed charges to earnings. Our earnings for those periods were insufficient to cover fixed charges by $37.8 million, $44.4 million, $67.5 million, $91.2 million and $51.9 million, respectively. The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

DESCRIPTION OF ORDINARY SHARES

From time to time, we may sell securities, which may include ordinary shares, in one or more offerings up to a total dollar amount of $200,000,000, and the selling shareholders to be named in a prospectus supplement to this prospectus may sell up to an aggregate amount of 8,000,000 ordinary shares in one or more offerings. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. This prospectus provides you with a general description of the ordinary shares we or the selling shareholders may offer. Each time we or the selling shareholders offer ordinary shares, we or the selling shareholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus may not be used to offer or sell any ordinary shares unless accompanied by a prospectus supplement.

The following description of the general terms and provisions of our ordinary shares is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association. Our articles of association have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

Authorized Ordinary Shares

Our articles of association provide an authorized share capital of 175,000,000 ordinary shares, each with a nominal value of €0.03. As of April 5, 2013, we had 42,085,698 ordinary shares issued and outstanding. We do not have any preferred shares authorized or outstanding.

Form of Ordinary Shares

We issue our ordinary shares in registered book-entry form and such shares are not certificated.

Issuance of Ordinary Shares

We may issue ordinary shares subject to the maximum prescribed by our authorized share capital contained in our articles of association. Our board of directors has the power to issue ordinary shares and, as the case may be, different classes of ordinary shares if and only to the extent that the general meeting has designated to the board of directors such authority and the authorized share capital provides for different classes of shares, as the case may be. Currently our articles of association provides for an authorized capital divided into one class of shares, being 175,000,000 ordinary shares, each with a nominal value of €0.03. A designation of authority to the board of directors to issue ordinary shares or, as the case may be, different classes of ordinary shares remains effective for the period specified by the general meeting and may be granted up to a maximum of five years from the date of designation. The general meeting may renew this designation annually. Without this designation, only the general meeting has the power to authorize the issuance of ordinary shares and the issuance of different classes of ordinary shares. Our board of directors is authorized to issue ordinary shares (but not different classes of ordinary shares) until August 26, 2015 under the restrictions specified in our articles of association.

In connection with the issuance of ordinary shares, at least the nominal value must be paid for such shares. No obligation other than to pay up to the nominal amount of and any premium agreed upon a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise. Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by us.

Any increase in the number of authorized ordinary shares and the introduction of different classes of shares would require the approval of an amendment to our articles of association in order to effect such increase. Such amendment would need to be made by a proposal of the board of directors and adoption by the shareholders at a general meeting by a majority vote.

Preemptive Rights

Shareholders have a ratable preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting, or the relevant other corporate body which has been designated as the authorized corporate body to issue shares, which in our case is our board of directors, limits or eliminates this right. Our shareholders have no ratable preemptive subscription right with respect to ordinary shares issued (1) for consideration other than cash, (2) to our employees or the employees of our group of companies or (3) to a party exercising a previously obtained right to acquire shares.

The right of our shareholders to subscribe for ordinary shares pursuant to this preemptive right may be eliminated or limited by the general meeting. If the general meeting delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of holders of ordinary shares. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting where less than half of the issued share capital is represented or a majority of the votes cast at the general meeting where more than half of the share capital is represented. Designations of authority to the board of directors may remain in effect for up to five years and may be renewed for additional periods of up to five years.

Our board of directors is authorized to limit or eliminate the preemptive rights of holders of ordinary shares until August 26, 2015.

Repurchases of Our Ordinary Shares

We may acquire ordinary shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:

•	our shareholders’ equity, less the amount to be paid for the ordinary shares to be acquired, exceeds the sum of (i) our share capital account plus (ii) any reserves required to be maintained by Dutch law or our articles of association; and

•	after the acquisition of ordinary shares, we and our subsidiaries would not hold, or hold as pledgees, ordinary shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Our board of directors may repurchase ordinary shares only if our shareholders have authorized the board of directors to do so. Our board of directors is authorized to repurchase the maximum permissible amount of ordinary shares on The NASDAQ Global Select Market during the 18-month period ending December 27, 2013, the maximum term under Dutch law, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market price of the ordinary shares on The NASDAQ Global Select Market (the market price being deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of repurchase). The authorization is not required for the acquisition of our ordinary shares listed on The NASDAQ Global Select Market for the purpose of transferring the shares to employees under our equity incentive plans.

Capital Reductions; Cancellation

Upon a proposal of the board of directors, at a general meeting, our shareholders may vote to reduce our issued share capital by canceling shares held by us in treasury or by reducing the nominal value of the shares by amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. In order to be approved, a resolution to reduce the capital requires approval of a majority of the votes cast at a meeting if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the meeting if less than half of the issued capital is represented at the meeting.

A resolution that would result in the reduction of capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. A resolution to reduce capital requires notice to our creditors who have the right to object to the reduction in capital under specified circumstances.

General Meetings of Shareholders

Each shareholder has a right to attend general meetings, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting each year. This meeting must be convened at one of three specified locations in The Netherlands (Amsterdam, Haarlemmermeer (Schiphol airport) and Schiedam) within six months after the end of our fiscal year. Our board of directors may convene additional general meetings as often as they deem necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of our issued share capital may request the Dutch courts to order that a general meeting be held. Dutch law does not restrict the rights of holders of ordinary shares who do not reside in The Netherlands from holding or voting their shares.

We will give notice of each meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with applicable stock exchange and SEC requirements. We will give notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting. Shareholders representing at least 1% of the issued share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held. Our board of directors may decide that shareholders are entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations. Our board of directors may adopt a resolution containing conditions for the use of electronic means of communication in writing. If our board of directors has adopted such regulations, they will be disclosed with the notice of the meeting as provided to shareholders.

Board Seats

We maintain a single-tiered board of directors comprising both executive directors and non-executive directors. As a result of resignation of Douglas W. Kohrs, our former President, Chief Executive Officer and Executive Director, in November 2012, the executive director position is currently vacant. Under applicable Dutch law, the vacancy can only be filled by a resolution of the general meeting of shareholders from a binding nomination drawn up by the board of directors. In November 2012, upon the resignation of Mr. Kohrs, the board of directors delegated to our then interim President and Chief Executive Officer, David H. Mowry, the duties and responsibilities of our executive director. Our non-executive directors supervise our Chief Executive Officer and our general affairs and provide general advice to our Chief Executive Officer. In performing their duties, our non-executive directors are guided by the interests of our company and shall, within the boundaries set by relevant Dutch law, take into account the relevant interests of our stakeholders. The internal affairs of the board of directors are governed by our internal rules for the board of directors. Each director owes a duty to us to properly perform the duties assigned to such director and to act in our corporate interest.

Voting Rights

Each share is entitled to one vote. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association do not limit the number of registered shares that may be voted by a single shareholder. Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings. Resolutions of the general meeting are adopted by a simple majority of votes cast, except as described in the following two paragraphs.

Matters requiring a majority of at least two-thirds of the votes cast, which votes also represent more than 50% of our issued share capital include, among others:

•	a resolution to cancel a binding nomination for the appointment of members of the board of directors;

•	a resolution to appoint members of the board of directors, if the board of directors fails to use its right to submit a binding nomination, or if the binding nomination is set aside; and

•	a resolution to dismiss or suspend members of the board of directors other than pursuant to a proposal by the board of directors.

Matters requiring a majority of at least two-thirds of the votes cast, if less than 50% of our issued share capital is represented include, among others:

•

a resolution of the general meeting regarding restricting and excluding preemptive rights, or decisions to designate the board of directors as the body authorized to exclude or restrict preemptive rights;

•	a resolution of the general meeting to reduce our outstanding share capital; and

•	a resolution of the general meeting to have us merge or demerge.

Quorum for General Meetings

Under our articles of association, holders of at least one-third of the outstanding shares must be represented at a meeting to constitute a quorum.

Adoption of Annual Accounts and Discharge of Management Liability

Our board of directors must prepare annual accounts within five months after the end of our financial year, unless the shareholders have approved an extension of this period for up to six additional months due to certain special circumstances. The annual accounts must be accompanied by an auditor’s certificate, a board of directors report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, our general meeting is in first instance authorized to approve the appointment and removal of our independent auditors, as referred to in Article 2:393 of the Dutch Civil Code, to audit the annual accounts. The annual accounts are adopted by our shareholders at the general meeting and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.

The adoption of the annual accounts by our shareholders does not release the members of our board of directors from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution to be voted on in the general meeting.

Our financial reporting is subject to the supervision of The Netherlands Authority for the Financial Markets, or AFM. The AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend us to make available further explanations. If the Company does not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber orders us to (i) provide an explanation of the way applied the applicable financial reporting standards have been applied to our financial reports or (ii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Dividends

Our articles of association prescribe that profits or reserves appearing from our annual accounts adopted by the general meeting shall be at the disposal of the general meeting. We will have power to make distributions to shareholders and other persons entitled to distributable profits only to the extent that our equity exceeds the sum of the paid and called-up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law or our articles of association. The profits must first be used to set up and maintain reserves required by law and must then be set off against certain financial losses. We may not make any distribution of profits on ordinary shares that we hold. The general meeting, whether or not upon the proposal of our board of directors, determines whether and how much of the remaining profit they will reserve and the manner and date of such distribution.

All calculations to determine the amounts available for dividends will be based on our annual accounts, which may be different from our consolidated financial statements, such as those included in this prospectus. Our statutory accounts to date have been prepared and will continue to be prepared under Dutch GAAP and are deposited with the Trade Register in Amsterdam, The Netherlands.

Liquidation Rights

In the event of a dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed to the holders of ordinary shares in proportion to their nominal possession of such shares. All distributions referred to in this paragraph shall be made in accordance with the relevant provisions of Dutch law.

Redemption, Conversion and Sinking Fund Rights

Holders of ordinary shares have no redemption, conversion or sinking fund rights.

Limitations on Non-Residents and Exchange Controls

There are no limits under the laws of The Netherlands or in our articles of association on non-residents of The Netherlands holding or voting our ordinary shares. Currently, there are no exchange controls under the laws of The Netherlands on the conduct of our operations or affecting the remittance of dividends.

Market Abuse

The Dutch Financial Supervision Act (Wet op het financieel toezicht), or the FSA, implementing the EU Market Abuse Directive 2003/6/EC and related Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, provides for specific rules that intend to prevent market abuse. Our investors are subject to the prohibitions on insider trading, divulging inside information and tipping, and market manipulation. Non-compliance with these prohibitions may lead to an administrative fine or, in the event of criminal proceedings, to imprisonment, community punishment or a criminal fine.

We are also subject to these Dutch market abuse rules. The Dutch prohibition on market manipulation may restrict our ability to buy-back our shares. Pursuant to the FSA, we have adopted an internal code of conduct relating to the possession of and transactions by members of our board of directors and employees in the shares or in financial instruments the value of which is (co)determined by the value of the shares.

Netherlands Squeeze-Out Proceedings

Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for his own account contributes at least 95% of our issued capital may institute proceedings against our other shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to him, he shall also publish the same in a newspaper with a national circulation.

Securityholders’ Agreement

On July 18, 2006, Tornier N.V., formerly known as TMG B.V., entered into a securityholders’ agreement with TMG Holdings Coöperatief U.A. (TMG), Vertical Fund I, L.P., Vertical Fund II, L.P., KCH Stockholm AB, Alain Tornier, Warburg Pincus (Bermuda) Private Equity IX, L.P, and certain other shareholders at that time, and, by subsequent joinder agreements, additional shareholders, which agreement was amended on August 27, 2010. This agreement contained right of first refusal, tag-along and drag-along provisions, which terminated upon our initial public offering in February 2011. Under director nomination provisions of this agreement, TMG has the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owns at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owns at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owns at least 5% but less than 10% of our outstanding ordinary shares, and we agreed to use our reasonable best efforts to cause the TMG designees to be elected. This agreement terminates upon the written consent of all parties to the agreement.

Registration Rights

We are party to a registration rights agreement with certain of our shareholders and officers, including TMG, Vertical Fund I, L.P., Vertical Fund II, L.P. and KCH Stockholm AB, whom we refer to as the holders. Pursuant to the registration rights agreement, we have agreed to (i) use our reasonable best efforts to effect up to three registered offerings of at least $10 million each upon a demand of TMG or its affiliates and one registered offering of at least $10 million upon a demand of The Vertical Group, (ii) use our reasonable best efforts to become eligible for use of Form S-3 for registration statements and once we become eligible TMG or its affiliates shall have the right to demand an unlimited number of registrations of at least $10 million each on Form S-3 and (iii) maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete. Pursuant to the registration rights agreement, all holders also have incidental or “piggyback” registration rights with respect to any registrable shares, subject to certain volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. Under the agreement, we have agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.

In October 2012 in connection with our acquisition of OrthoHelix, we entered into lock-up and leak-out agreements with certain former equity holders of OrthoHelix pursuant to which such holders agreed not to sell, offer to sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, the ordinary shares that such holders received in connection with our acquisition of OrthoHelix until on or after February 1, 2013. In addition, such holders also agreed, if reasonably requested by us and an underwriter of our equity securities engaged by us, and so long as such shareholders hold 500,000 or more of our ordinary shares in the aggregate, to enter into an additional similar agreement regarding restrictions on transfer of the ordinary shares they acquired in connection with our acquisition of OrthoHelix for that period of time as reasonably requested by the underwriter. In exchange for such agreement, we agreed to provide such holders “piggyback” registration rights under our registration rights agreement described above, and if requested by such holders, to include in any such registration at least $20 million in ordinary shares held by such holders.

Differences in Corporate Law

We are incorporated under the laws of The Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of The Netherlands and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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Duties of Directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. There is generally only one board of directors.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts also have

Under Dutch law, the board of directors is collectively responsible for the policy and day-to-day management of the company. The non-executive directors are assigned the task of supervising the executive director and providing him or her with advice. Each director owes a duty to us to properly perform the duties assigned to such director and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.

In The Netherlands, a listed company historically had a two-tier board structure with a management board

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imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

comprising the executive directors and a supervisory board comprising the non-executive directors. It is, however, also possible to have a single-tier board, comprising both executive directors and non-executive directors. We have a single-tier board.

Unlike Delaware, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any board resolution regarding a significant change in the identity or character of the company requires shareholders’ approval.

Director Terms

The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.	In contrast to Delaware law, under Dutch law a director of a listed company is generally appointed for a maximum term of four years. There is no limit to the number of terms a director may serve. Our articles of association provide that our directors will be appointed for a maximum term of four years. A director may in principle be removed at any time, with or without cause by the general meeting, provided that such resolution is placed on the agenda of the respective general meeting.

Director Vacancies

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.	Under Dutch law, new members of the board of directors of a company such as ours are appointed by the general meeting, rather than appointed by the board of directors as is typical for a Delaware corporation. Our articles of association provide that such occurs from a binding nomination by the board of directors, in which case the general meeting may override the binding nature of such nomination by a resolution of two-thirds of the votes cast, which votes also represent more than 50% of the issued share capital.

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Conflict-of-Interest Transactions

The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•   the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consents,

•   the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consents, or

Under Dutch law, members of the board of directors may not participate in the deliberation and the decision-making process on a subject or transaction in relation to which he or she has a conflict of interest with the company. Our articles of association provide that a director shall not take part in any vote on a subject or transaction in relation to which he has a conflict of interest with the company.
• the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

Proxy Voting by Directors

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent director may issue a proxy for a specific board meeting but only to another director in writing.

Voting Rights

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination

Under Dutch law, shares have one vote per share, provided such shares have the same par value. Certain exceptions may be provided in the articles of association of a company (which is currently not the case in our articles of association). All shareholder resolutions are taken by an absolute majority of the votes cast, unless the articles of association or Dutch law prescribe otherwise. Dutch law does not provide for cumulative voting.

Shareholders as of the record date for a shareholders’ meeting are entitled to vote at that meeting. The record is the 28th day before the meeting. There is no specific provision in Dutch law for adjournments.

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of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

Delaware law does not specifically grant shareholders the right to bring business before an annual or special meeting.	Pursuant to our articles of association, extraordinary general meetings will be held as often as the board of directors deems such necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital may request the Dutch Courts to order that a general meeting be held. The agenda for a meeting of shareholders must contain such items as the board of directors or the person or persons convening the meeting decide. Unlike under Delaware law, the agenda shall also include such other items as one or more shareholders, representing at least one-hundredth of the issued share capital or €50 million in listed share price value may request of the board of directors in writing, at least 60 days before the date of the meeting.

Action by Written Consent

Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depositary receipts are issued, (c) there are no persons entitled to the same rights as holders of depositary receipts, (d) the board of directors has been given the opportunity to give its advice on the resolution and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity therefore renders the adoption of shareholder resolutions without holding a meeting not feasible.

Appraisal Rights

The Delaware General Corporation Law provides for shareholder appraisal rights, or the right to demand payment in cash of the judicially-determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.	In contrast to Delaware law, Dutch law does not generally recognize the concept of appraisal or dissenters’ rights. See “—Shareholder Vote on Certain Reorganizations.”

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Shareholder Suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of such individual and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.	Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Repurchase of Shares

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.	Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing and outstanding shares or depositary receipts if permitted under its articles of association. We may acquire our own shares either without paying any consideration, or, in the event any consideration must be paid, only if the following requirements are met: (a) the shareholders’ equity less the payment required to make the acquisition is not less than the sum of called and paid-up capital and any reserve required by Dutch law and our articles of association, (b) we and our subsidiaries would not thereafter hold or hold as a pledgee shares with an aggregate nominal value exceeding 50% of the nominal value of our issued share capital, (c) our articles of association permit such acquisition, which currently is the case, and (d) the general meeting has authorized the board of directors to do so, which authorization has been

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granted for the maximum period allowed under Dutch law and our articles of association, that period being 18 months.

As discussed in (a) above, a company’s ability to repurchase its own shares may be limited by the amount of any statutory reserves that the company is required to maintain under Dutch law. A larger statutory reserve requirement will result in a company’s ability to repurchase a lesser number of its outstanding shares. The type and amount of any reserve required to be maintained under Dutch law is fact-specific and can include, among other things, (i) a revaluation reserve to cover any increases in the value of tangible and intangible fixed assets and stocks, as well as increases in the value of other assets, (ii) reserves to cover participation interests that the company owns in third parties to the extent that the company is utilizing the equity accounting method (vermogensmutalie methode) to value such interests and (iii) non-distributable reserves equal to the amount of any loans that the board of directors has resolved to provide to third parties for purposes of acquiring shares of the company.

Anti-Takeover Provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.	Unlike under Delaware law, neither Dutch law nor our articles of association specifically prevent business combinations with interested shareholders. Under Dutch law various protective measures are as such possible and admissible, within the boundaries set by Dutch case law and Dutch law, in particular the Dutch Corporate Governance Code.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested shareholder, unless:

•   the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

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•   after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

•   after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the corporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.	The board of directors provides all information desired by the general meeting, but not to individual shareholders unless a significant interest of the company dictates otherwise. Our shareholders’ register is available for inspection by the shareholders, although such does not apply to the part of our shareholders’ register that is kept in the United States pursuant to U.S. listing requirements.

Removal of Directors

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his	Under Dutch law, the general meeting has the authority to suspend or remove members of the board of directors at any time by adopting either: (a) a resolution, approved by an absolute majority of the votes cast at a meeting, pursuant to a proposal by the board of directors or (b) a resolution, approved by two-thirds of the votes cast at a meeting representing more than half of our issued capital, if such suspension or removal is not pursuant to a proposal by the board of directors.

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removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Under Dutch law, in the event of an issuance of shares, each shareholder will have a pro-rata preemptive right to the number of shares held by such shareholder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash). Preemptive rights in respect of newly issued shares may be limited or excluded by the general meeting or by the board of directors if designated thereto by the general meeting or by the articles of association for a period not exceeding five years.

Our articles of association conform to Dutch law and authorize the general meeting or the board of directors, if so designated by a resolution of the general meeting or by articles of association, to limit or exclude preemptive rights for holders of our shares for a period not exceeding five years. In order for such a resolution to be adopted, a majority of at least two-thirds of the votes cast in a meeting of shareholders is required, if less than half of the issued share capital is present or represented or a majority of the votes cast at a general meeting where more than half of the share capital is represented. The authority to limit or exclude preemptive rights relating to issues of our shares was delegated to our board of directors until August 26, 2015.

Dividends

Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market	Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the amount of issued and paid-up capital and increased by reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up capital plus required legal reserves as described

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value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.	hereinbefore as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the Company may reclaim the paid interim dividends as unduly paid. Under Dutch law, the articles of association may prescribe that the board of directors decide what portion of the profits are to be held as reserves. Pursuant to our articles of association, our board of directors may reserve a portion of our annual profits. The portion of our annual profits that remains unreserved will be distributed to our shareholders pro rata to the number of shares held by each shareholder. Our board of directors may propose to our general meeting to resolve to make distributions out of our general share premium account or out of any other reserves available for distributions under Dutch law, not being a reserve that must be maintained under Dutch law or pursuant to our articles of association. Dividends may be paid in the form of shares as well as in cash.

Shareholder Vote on Certain Reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed; however, unless required by the certificate of incorporation, if (a) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (b) the shares of stock of the surviving corporation are not changed in the merger and (c) the number of ordinary shares of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving

Under our articles of association, the general meeting may resolve, upon a proposal of the board of directors, that we conclude a legal merger (juridische fusie) or a demerger (splitsing). In addition, the general meeting must approve resolutions of the board of directors concerning an important change in the identity or character of us or our business, in any event including:

•   the transfer of the enterprise or a substantial part thereof to a third party;

•   the entering into or ending of a long-lasting co-operation of the company or a subsidiary with a third party, if this co-operation or the ending thereof is of far-reaching significance for the company; and

•   the acquiring or disposing of an interest in the share capital of a company with a value of at least one-third of the company’s assets according to the most recent annual accounts, by the company or a subsidiary.

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corporation’s common shares outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

Under Dutch law, a shareholder who owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder.

The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

Compensation of Board of Directors

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.	In contrast to Delaware law, under Dutch law the shareholders must adopt the compensation policy for the board of directors, which includes a description of the elements of the compensation of any members who serve on our board of directors.

Registrar and Transfer Agent

A register of holders of the ordinary shares is maintained by American Stock Transfer & Trust Company, LLC, or AST, in the United States, which also serves as our transfer agent. The telephone number of AST is (800) 937-5449.

The NASDAQ Global Select Market

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “TRNX.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer from time to time under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “we,” “us,” “our,” the “Company” and “Tornier” refer to Tornier N.V. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on a particular series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•

any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities, and the terms and conditions, if any, relating to the suspension and/or reversion of covenants;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the Dutch and U.S. income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary) or a nominee of the Depositary or such other permitted depositary described in the prospectus supplement (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities and the terms and conditions, if any, relating to the suspension and/or reversion of such covenants. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Payment of Additional Amounts

Unless otherwise indicated, we will pay all amounts of principal of, and any premium and interest on, any debt securities, without deduction or withholding for any taxes, assessments or other governmental charges imposed by any jurisdiction where we are organized or tax resident, as the case may be, or a jurisdiction in which our successor is organized or tax resident (each, a “Taxing Jurisdiction”). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not be paid on account of:

•	the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;

•	the amount of any tax, assessment or other governmental charge that is only payable because either:

•	a type of connection exists between the holder or beneficial owner of the debt securities and a Taxing Jurisdiction other than a connection related to purchase or ownership of debt securities; or

•	the holder presented the debt securities for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

•	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

•	the amount of any tax, assessment or other governmental charge that is not required to be deducted or withheld from a payment on the debt securities;

•

the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt securities failing to accurately comply with a request from us either to provide information concerning the holder’s or beneficial owner’s nationality, residence or identity or to satisfy any information or reporting requirement, or to present the relevant bond (if certificated) if such action is required by the Taxing Jurisdiction as a precondition to exemption from, or reduction in, the applicable governmental charge;

•

any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

any taxes, duties, assessments or other governmental charges which would have been avoided by such holder by presenting the relevant bond (if presentation is required) to, or requesting that such payment be made by, another paying agent located in a member state of the European Union; or

•	any combination of the withholdings, taxes, assessments or other governmental charges described in the bullet points above.

In addition, no additional amounts shall be paid with respect to any payment to any holder who is a fiduciary or a partnership or other than the sole beneficial owner of such debt securities to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such debt securities would not have been entitled to additional amounts had such beneficiary, settlor, member or beneficial owner held such debt securities directly.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Tornier) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

Unless we state otherwise in the applicable prospectus supplement, an “Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Tornier and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Tornier; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall give to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. (Section 7.5) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10). There are no limitations under the laws of The Netherlands or our articles of association on the right of non-residents of The Netherlands to hold the debt securities issued.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences and Dutch tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Tornier.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations and Dutch tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING RESTRICTIONS

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, debt securities, warrants and/or units (collectively, referred to as “securities” in this section), or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, an offer of securities to the public in that Member State may not be made other than an offer to qualified investors within the meaning of the Prospectus Directive, provided that no such offer of securities shall result in a requirement that we or any underwriter publish a prospectus under Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU) and includes any relevant implementing measure in that Member State.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in the prospectus as the “selling shareholders,” of up to 8,000,000 ordinary shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The ordinary shares to be sold by the selling shareholders pursuant to this prospectus were issued by us to the selling shareholders in transactions exempt from the registration provisions of the Securities Act pursuant to the exemption set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions through: (i) private placements of our ordinary shares to our founders between September 2007 and March 2010; (ii) the conversion of debt held by one of our founders into ordinary shares in October 2009; (iii) the exchange of warrants held by our founders for ordinary shares in May 2010; (iv) the payment of consulting fees owed to one of our founders in ordinary shares in June 2010; and (v) our acquisition of OrthoHelix Surgical Designs, Inc. in October 2012. In addition, some of the ordinary shares to be sold by the selling shareholders pursuant to this prospectus were issued by us to the selling shareholders prior to the original date of filing of the registration statement of which this prospectus forms a part pursuant to restricted stock unit awards granted in 2011 and 2012 under the Tornier N.V. 2010 Incentive Plan and the exercise of stock options granted from 2006 through 2012 under the Tornier N.V. Amended and Restated Stock Option Plan and Tornier N.V. 2010 Incentive Plan.

No selling shareholder will sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholder and the ordinary shares being offered for resale by such selling shareholder in a prospectus supplement. The prospectus supplement for any offering by the selling shareholders of ordinary shares will include the following information:

•	the name of each participating selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the past three years with us or any of our predecessors or affiliates;

•	the number of ordinary shares held by each selling shareholder prior to the offering;

•	the number of ordinary shares to be offered for each selling shareholder’s account; and

•

the number, and, if applicable, the percentage of ordinary shares held by each of the selling shareholders before and after completion of the sale of the maximum number of shares that may be offered by such selling shareholder under such prospectus supplement.

Alternatively, we may provide this information in a post-effective amendment to the registration statement of which this prospectus forms a part or in a periodic or current report that we file pursuant to Section 13 or 15(d) of the Exchange Act and that is incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference” for more information.

We do not know when or in what amounts the selling shareholders may offer ordinary shares for sale or which selling shareholders will participate in any such offering. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling shareholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling shareholders may also sell their ordinary shares in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The prospectus supplement will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling shareholders may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

The selling shareholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling shareholder in the ordinary course of business.

We or the selling shareholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “TRNX,” but any other securities may or may not be listed on a national securities exchange. Our ordinary shares issued and sold by us under this prospectus will be listed on The NASDAQ Global Select Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

Pursuant to a registration rights agreement with the selling shareholders, we have agreed to indemnify in certain circumstances the selling shareholders against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling shareholder, in the ordinary course of business for which they receive compensation.

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stibbe N.V., Amsterdam, The Netherlands, relating to matters of Dutch law, and Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota, relating to matters of New York law. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 30, 2012, and the effectiveness of our internal control over financial reporting as of December 30, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2012 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room and via the SEC’s website (see below for more information).

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our securities and us you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You may inspect a copy of the registration statement of which this prospectus is a part and its accompanying exhibits and schedules, as well as the reports, proxy statements and other information we file with the SEC, without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.tornier.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents (File No. 001-25065) into this prospectus:

•	our annual report on Form 10-K for the year ended December 30, 2012;

•	our current report on Form 8-K filed on February 21, 2013; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

We also are incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement of which this prospectus and prior to the termination of the offering of the securities to which this prospectus relates. Additionally, all filings filed by the registrant pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to: Tornier N.V., Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, or by telephone at (+ 31) 20 675 4002, or by email at Kevin.klemz@tornier.com.

7,000,000 Shares

Ordinary Shares

PROSPECTUS SUPPLEMENT

May     , 2013